TD WATERHOUSE VARIABLE ANNUITY
SEPARATE ACCOUNT A
ISSUED BY:
FIRST FORTIS LIFE INSURANCE COMPANY
P.O. BOX 64272
ST. PAUL, MINNESOTA 55164
ADMINISTERED BY:
HARTFORD LIFE INSURANCE COMPANY
P.O. BOX 5085
HARTFORD, CONNECTICUT 06102-5085
TELEPHONE: 1-800-862-6668 (CONTRACT OWNERS)
1-800-862-7155 (REGISTERED REPRESENTATIVES)

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This prospectus describes information you should know before you purchase the TD Waterhouse Variable Annuity. Please read it carefully.

TD Waterhouse Variable Annuity is a contract between you and First Fortis Life Insurance Company where you agree to make at least one Premium Payment and Fortis agrees to make a series of Annuity Payouts at a later date. This Contract is a flexible premium, tax-deferred, variable annuity offered to both individuals and groups. It is:

x  Flexible, because you may add Premium Payments at any time.

x Tax-deferred, which means you don't pay taxes until you take money out or until we start to make Annuity Payouts.

x Variable, because the value of your Contract will fluctuate with the performance of the underlying Funds.

At the time you purchase your Contract, you allocate your Premium Payment to "Sub-Accounts." These are subdivisions of our Separate Account, an account that keeps your Contract assets separate from our company assets. The Sub-Accounts then purchase shares of mutual funds set up exclusively for variable annuity or variable life insurance products. These are not the same mutual funds that you buy through your stockbroker or through a retail mutual fund. They may have similar investment strategies and the same portfolio managers as retail mutual funds. This Contract offers you Funds with investment strategies ranging from conservative to aggressive and you may pick those Funds that meet your investment goals and risk tolerance. The Sub-Accounts and the Funds are listed below:

- ALLIANCEBERNSTEIN MONEY MARKET PORTFOLIO SUB-ACCOUNT (formerly Alliance Money Market Portfolio Sub-Account) which purchases Class A shares of Alliance Money Market Portfolio of AllianceBernstein Variable Products Series Fund, Inc.

- ALLIANCEBERNSTEIN INTERNATIONAL PORTFOLIO SUB-ACCOUNT (formerly Alliance International Portfolio Sub-Account) which purchases Class A shares of Alliance International Portfolio of AllianceBernstein Variable Products Series Fund, Inc.

- ALLIANCEBERNSTEIN PREMIER GROWTH PORTFOLIO SUB-ACCOUNT (formerly Alliance Premier Growth Portfolio Sub-Account) which purchases Class A shares of Alliance Premier Growth Portfolio of AllianceBernstein Variable Products Series Fund, Inc.

- AMERICAN CENTURY VP BALANCED FUND SUB-ACCOUNT which purchases shares of American Century VP Balanced Fund of American Century Variable Portfolios, Inc.

- AMERICAN CENTURY VP CAPITAL APPRECIATION FUND SUB-ACCOUNT purchases shares of American Century VP Capital Appreciation Fund of American Century Variable Portfolios, Inc.

- FEDERATED AMERICAN LEADERS FUND II SUB-ACCOUNT which purchases Primary shares of Federated American Leaders Fund II of Federated Insurance Series

- FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES FUND II SUB-ACCOUNT which purchases shares of Federated Fund for U.S. Government Securities Fund II of Federated Insurance Series

- FEDERATED HIGH INCOME BOND FUND II SUB-ACCOUNT which purchases Primary shares of Federated High Income Bond Fund II of Federated Insurance Series

- FEDERATED CAPITAL INCOME FUND II SUB-ACCOUNT (formerly Federated Utility Fund II Sub-Account) which purchases shares of Federated Capital Income Fund II of Federated Insurance Series

- HARTFORD INDEX HLS FUND SUB-ACCOUNT which purchases Class IA shares of Hartford Index Fund, Inc.

- INVESCO CORE EQUITY FUND SUB-ACCOUNT (formerly INVESCO Equity Income Sub-Account) which purchases Investors Class shares of INVESCO Core Equity Fund of INVESCO Variable Investment Funds, Inc.

- INVESCO HEALTH SCIENCE FUND SUB-ACCOUNT which purchases Investors
  Class shares of INVESCO Health Science Fund of INVESCO Variable Investment Funds, Inc.

- INVESCO TECHNOLOGY FUND SUB-ACCOUNT which purchases Investors Class shares of INVESCO Technology Fund of INVESCO Variable Investment Funds, Inc.

- MFS EMERGING GROWTH SERIES SUB-ACCOUNT which purchases Initial Class shares of MFS Emerging Growth Series of MFS Variable Insurance Trust.

- MFS HIGH INCOME SERIES SUB-ACCOUNT which purchases Initial Class shares of MFS High Income Series of MFS Variable Insurance Trust.

- MFS STRATEGIC INCOME SERIES SUB-ACCOUNT which purchases Initial Class shares of MFS Strategic Income Series of MFS Variable Insurance Trust.

- MONTGOMERY VARIABLE SERIES: EMERGING MARKETS FUND SUB-ACCOUNT which purchases shares of Montgomery Variable Series: Emerging Markets Fund of a series of The Montgomery Funds III

- MONTGOMERY VARIABLE SERIES: GROWTH FUND SUB-ACCOUNT which purchases shares of Montgomery Variable Series: Growth Fund of a series of The Montgomery Funds III (Closed to new and subsequent Premium Payments and transfers of Contract Value as of October 31, 2002)

- NEUBERGER BERMAN AMT LIMITED MATURITY BOND PORTFOLIO SUB-ACCOUNT which purchases shares of Neuberger Berman AMT Limited Maturity Bond Portfolio of Neuberger Berman Advisers Managers Trust

- NEUBERGER BERMAN AMT PARTNERS PORTFOLIO SUB-ACCOUNT which purchases shares of Neuberger Berman AMT Partners Portfolio of Neuberger Berman Advisers Managers Trust

- ING VP NATURAL RESOURCES TRUST SUB-ACCOUNT which purchases shares of ING VP Natural Resources Trust

- ING VP EMERGING MARKETS FUND SUB-ACCOUNT which purchases shares of ING VP Emerging Markets Fund

- SAFECO EQUITY PORTFOLIO SUB-ACCOUNT which purchases shares of SAFECO Equity Portfolio of SAFECO Resource Series Trust

- SAFECO GROWTH OPPORTUNITIES PORTFOLIO SUB-ACCOUNT which purchases shares of SAFECO Growth Opportunities Portfolio of SAFECO Resource Series Trust

- THE STRONG MID CAP GROWTH FUND II SUB-ACCOUNT which purchases shares of The Strong Mis Cap Growth Fund II which is a series fund of Strong Variable Insurance Funds, Inc.

- VAN ECK WORLDWIDE BOND FUND SUB-ACCOUNT which purchases shares of Van Eck Worldwide Bond Fund of Van Eck Worldwide Insurance Trust

- VAN ECK WORLDWIDE HARD ASSETS FUND SUB-ACCOUNT which purchases shares of Van Eck Worldwide Hard Assets Fund of Van Eck Worldwide Insurance Trust

You may also allocate some or all of your Premium Payment to either the Fixed Accumulation Feature or a Guarantee Period. The Fixed Accumulation Feature pays an interest rate guaranteed for a certain time period from the time the Premium Payment is made. A Guarantee Period guarantees a rate of interest until a specified maturity date and may be subject to a Market Value Adjustment. Premium Payments allocated to the Fixed Accumulation Feature or a Guarantee Period are not segregated from our company assets like the assets of the Separate Account.

If you decide to buy this Contract, you should keep this prospectus for your records. You can also call us at 1-800-862-6668 to get a Statement of Additional Information, free of charge. The Statement of Additional Information contains more information about this Contract, and, like this prospectus, the Statement of Additional Information is filed with the Securities and Exchange Commission ("SEC").

Although we file the prospectus and the Statement of Additional Information with the SEC, the SEC doesn't approve or disapprove these securities or determine if the information in this prospectus is truthful or complete. Anyone who represents that the SEC does these things may be guilty of a criminal offense. This prospectus and the Statement of Additional Information can also be obtained from the SEC's website (http://www.sec.gov).

This Contract IS NOT:

 -  A bank deposit or obligation

 -  Federally insured

 -  Endorsed by any bank or governmental agency

This Contract may not be available for sale in all states.
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PROSPECTUS DATED: MAY 1, 2003
STATEMENT OF ADDITIONAL INFORMATION DATED: MAY 1, 2003

FIRST FORTIS LIFE INSURANCE COMPANY                                            3
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TABLE OF CONTENTS

                                                                PAGE
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DEFINITIONS                                                       4
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FEE TABLE                                                         6
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HIGHLIGHTS                                                       10
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GENERAL CONTRACT INFORMATION                                     11
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  First Fortis Life Insurance Company                            11
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  The Separate Account                                           11
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  The Funds                                                      11
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PERFORMANCE RELATED INFORMATION                                  14
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  Guarantee Periods                                              14
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THE CONTRACT                                                     16
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  Purchases and Contract Value                                   16
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  Charges and Fees                                               18
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  Death Benefit                                                  19
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  Surrenders                                                     20
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ANNUITY PAYOUTS                                                  21
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OTHER PROGRAMS AVAILABLE                                         23
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OTHER INFORMATION                                                23
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  Legal Matters                                                  24
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  More Information                                               24
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FEDERAL TAX CONSIDERATIONS                                       24
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INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS             28
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ACCUMULATION UNIT VALUES                                         32
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FURTHER INFORMATION ABOUT FIRST FORTIS LIFE INSURANCE
  COMPANY                                                        36
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TABLE OF CONTENTS TO STATEMENT OF ADDITIONAL INFORMATION         41
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APPENDIX I -- SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS        42
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APPENDIX II -- INVESTMENTS BY FORTIS                             44
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FINANCIAL STATEMENTS                                            F-1
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4                                            FIRST FORTIS LIFE INSURANCE COMPANY
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DEFINITIONS

These terms are capitalized when used throughout this prospectus. Please refer to these defined terms if you have any questions as you read your prospectus.

ACCOUNT: Any of the Sub-Accounts or Guarantee Period accounts.

ACCUMULATION PERIOD: The time after you purchase the Contract until we begin to make Annuity Payouts.

ACCUMULATION UNITS: If you allocate your Premium Payment to any of the Sub-Accounts, we will convert those payments into Accumulation Units in the selected Sub-Accounts. Accumulation Units are valued at the end of each Valuation Day and are used to calculate the value of your Contract prior to Annuitization.

ACCUMULATION UNIT VALUE: The daily price of Accumulation Units on any Valuation Day.

ADMINISTRATIVE OFFICE: Hartford Life Insurance Company administers these Contracts. Our location and overnight mailing address is: 200 Hopmeadow Street, Simsbury, Connecticut 06089. Our standard mailing address is: Investment Product Services, P.O. Box 5085, Hartford, Connecticut 06102-5085.

ANNIVERSARY VALUE: The value equal to the Contract Value as of a Contract Anniversary, increased by the dollar amount of any Premium Payments made since that anniversary and reduced by the dollar amount of any partial Surrenders since that anniversary.

ANNUITANT: The person on whose life the Contract is based. The Annuitant may not be changed after your Contract is issued.

ANNUITY CALCULATION DATE: The date we calculate the first Annuity Payout.

ANNUITY PAYOUT: The money we pay out after the Annuity Commencement Date for the duration and frequency you select.

ANNUITY PAYOUT OPTION: Any of the options available for payout after the Annuity Commencement Date or death of the Contract Owner or Annuitant.

ANNUITY PERIOD: The time during which we make Annuity Payouts.

ANNUITY UNIT: The unit of measure we use to calculate the value of your Annuity Payouts under a variable dollar amount Annuity Payout Option.

ANNUITY UNIT VALUE: The daily price of Annuity Units on any Valuation Day.

BENEFICIARY: The person entitled to receive a Death Benefit upon the death of the Contract Owner.

CHARITABLE REMAINDER TRUST: An irrevocable trust, where an individual donor makes a gift to the trust, and in return receives an income tax deduction. In addition, the individual donor has the right to receive a percentage of the trust earnings for a specified period of time.

CODE: The Internal Revenue Code of 1986, as amended.

CONTINGENT ANNUITANT: The person you may designate to become the Annuitant if the original Annuitant dies before the Annuity Commencement Date. You must name a Contingent Annuitant before the original Annuitant's death. This is only available if you own a Non-Qualified Contract.

CONTRACT: The individual Annuity Contract and any endorsements or riders. Group participants and some individuals may receive a certificate rather than a Contract.

CONTRACT ANNIVERSARY: The anniversary of the date we issued your Contract. If the Contract Anniversary falls on a Non-Valuation Day, then the Contract Anniversary will be the next Valuation Day.

CONTRACT OWNER OR YOU: The owner or holder of the Contract described in this prospectus. We do not capitalize "you" in the prospectus.

CONTRACT VALUE: The total value of the Accounts on any Valuation Day.

CONTRACT YEAR: Any 12 month period between Contract Anniversaries, beginning with the date the Contract was issued.

DEATH BENEFIT: The amount payable after the Contract Owner or the Annuitant dies.

DOLLAR COST AVERAGING: A program that allows you to systematically make transfers between Accounts available in your Contract.

FORTIS: First Fortis Life Insurance Company, the company that issued this Contract.

GENERAL ACCOUNT: This account holds our company assets and any assets not allocated to a Separate Account. The assets in this account are available to the creditors of Fortis and/or Hartford.

JOINT ANNUITANT: The person on whose life Annuity Payouts are based if the Annuitant dies after Annuitization. You may name a Joint Annuitant only if your Annuity Payout Option provides for a survivor. The Joint Annuitant may not be changed.

MARKET VALUE ADJUSTMENT: An adjustment that either increases or decreases the amount we pay you under certain circumstances.

NET INVESTMENT FACTOR: This is used to measure the investment performance of a Sub-Account from one Valuation Day to the next, and is also used to calculate your Annuity Payout amount.

NON-VALUATION DAY: Any day the New York Stock Exchange is not open for trading.

PAYEE: The person or party you designate to receive Annuity Payouts.

FIRST FORTIS LIFE INSURANCE COMPANY                                            5
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PREMIUM PAYMENT: Money sent to us to be invested in your Contract.

PREMIUM TAX: A tax charged by a state or municipality on Premium Payments.

QUALIFIED CONTRACT: A Contract that is defined as a tax-qualified retirement plan in the Code.

REQUIRED MINIMUM DISTRIBUTION: A federal requirement that individuals age 70 1/2 and older must take a distribution from their tax-qualified retirement account by December 31, each year. For employer sponsored Qualified Contracts, the individual must begin taking distributions at the age of 70 1/2 or upon retirement, whichever comes later.

SUB-ACCOUNT VALUE: The value on or before the Annuity Calculation Date, which is determined on any day by multiplying the number of Accumulation Units by the Accumulation Unit Value for that Sub-Account.

SURRENDER: A complete or partial withdrawal from your Contract.

SURRENDER VALUE: The amount we pay you if you terminate your Contract before the Annuity Commencement Date. The Surrender Value is equal to the Contract Value minus any applicable Market Value Adjustment.

VALUATION DAY: Every day the New York Stock Exchange is open for trading. Values of the Separate Account are determined as of the close of the New York Stock Exchange, generally 4:00 p.m. Eastern Time.

VALUATION PERIOD: The time span between the close of trading on the New York Stock Exchange from one Valuation Day to the next.

6                                            FIRST FORTIS LIFE INSURANCE COMPANY
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                                   FEE TABLE

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

This table describes the fees and expenses that you will pay at the time that you purchase the Contract or Surrender the Contract. Charges for state premium taxes may also be deducted when you purchase the Contract, upon Surrender or when we start to make Annuity Payouts.

CONTRACT OWNER TRANSACTION EXPENSES
SALES CHARGE IMPOSED ON PURCHASES (as a percentage of
  Premium Payments)                                             None
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MAXIMUM CONTINGENT DEFERRED SALES CHARGE (as a percentage of
  Premium Payments)                                             None
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This table describes the fees and expenses that you will pay periodically and on a daily basis during the time that you own the Contract, not including fees and expenses of the underlying Funds.

ANNUAL MAINTENANCE FEE (1)                                       $30
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SEPARATE ACCOUNT ANNUAL EXPENSES (as a percentage of average daily Sub-Account value)
    Mortality and Expense Risk Charge                           0.45%
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    Total Separate Account Annual Expenses                      0.45%
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(1) An annual $30 charge deducted on a Contract Anniversary or upon Surrender if the Contract Value at either of those times is less than $50,000. It is deducted proportionately from the Accounts in which you are invested at the time of the charge.

FIRST FORTIS LIFE INSURANCE COMPANY                                            7
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THIS TABLE SHOWS THE MINIMUM AND MAXIMUM TOTAL FUND OPERATING EXPENSES CHARGED BY THE UNDERLYING FUNDS THAT YOU MAY PAY ON A DAILY BASIS DURING THE TIME THAT YOU OWN THE CONTRACT. MORE DETAIL CONCERNING EACH FUND'S FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR EACH FUND.

                                                         Minimum  Maximum
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Total Annual Fund Operating Expenses
(these are expenses that are deducted from Fund
assets, including management fees, Rule 12b-1
distribution and/or service fees, and other expenses)     0.44%    2.33%
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                         Annual Fund Operating Expenses
                           As of the Fund's Year End
                        (As a percentage of net assets)

                                                                                                    TOTAL FUND
                                                              MANAGEMENT   12B-1 AND/OR    OTHER    OPERATING
                                                                 FEES     SERVICING FEES  EXPENSES   EXPENSES
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AllianceBernstein Money Market Portfolio -- Class A              0.50%           N/A        0.18%      0.68%
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AllianceBernstein International Portfolio -- Class A             1.00%           N/A        0.66%      1.66%
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AllianceBernstein Premier Growth Portfolio -- Class A            1.00%           N/A        0.05%      1.05%
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American Century VP Balanced Fund                                0.90%           N/A        0.00%      0.90%
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American Century VP Capital Appreciation Fund                    1.00%           N/A        0.00%      1.00%
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Federated American Leaders Fund II -- Primary shares (1)         0.75%          0.25%       0.13%      1.13%
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Federated Fund for U.S. Government Securities Fund II (1)        0.60%          0.25%       0.12%      0.97%
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Federated High Income Bond Fund II -- Primary shares (1)         0.60%          0.25%       0.17%      1.02%
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Federated Capital Income Fund II (1)                             0.75%          0.25%       0.27%      1.27%
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Hartford Index HLS Fund                                          0.40%           N/A        0.04%      0.44%
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INVESCO Core Equity Fund                                         0.48%           N/A        0.23%      0.71%
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INVESCO Health Science Fund                                      0.60%           N/A        0.39%      0.99%
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INVESCO Technology Fund (2)                                      0.46%           N/A        0.28%      0.74%
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MFS-Registered Trademark- Emerging Growth Series -- Initial
  Class                                                          0.75%           N/A        0.11%      0.86%
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MFS-Registered Trademark- High Income Series -- Initial
  Class (4)                                                      0.75%           N/A        0.15%      0.90%
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MFS-Registered Trademark- Strategic Income Series -- Initial
  Class (4)                                                      0.75%           N/A        0.15%      0.90%
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Montgomery Emerging Markets Fund                                 1.25%           N/A        0.43%      1.68%
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Montgomery Growth Fund                                           1.00%           N/A        0.28%      1.28%
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Neuberger Berman AMT Limited Maturity Bond Portfolio             0.65%           N/A        0.11%      0.76%
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Neuberger Berman AMT Partners Portfolio                          0.83%           N/A        0.08%      0.91%
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ING VP Natural Resources Trust                                   1.00%           N/A        0.64%      1.64%
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ING VP Emerging Markets Fund                                     0.85%           N/A        1.48%      2.33%
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SAFECO Equity Portfolio                                          0.74%           N/A        0.05%      0.79%
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SAFECO Growth Opportunities Portfolio                            0.74%           N/A        0.03%      0.77%
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Strong Mid Cap Growth Fund II (6)                                0.75%           N/A        0.72%      1.47%
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Van Eck Worldwide Bond Fund                                      1.00%           N/A        0.24%      1.24%
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Van Eck Worldwide Hard Assets Fund                               1.00%           N/A        0.23%      1.23%
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8                                            FIRST FORTIS LIFE INSURANCE COMPANY
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(1) The Fund's adviser, distributor and shareholder services provider voluntarily agreed to waive and/or reimburse certain expenses. These waivers and reimbursements may be terminated at any time. With such waivers and/or reimbursements the actual Total Fund Operating Expenses were:

                                                                                                    TOTAL FUND
                                                              MANAGEMENT   12B-1 AND/OR    OTHER    OPERATING
                                                                 FEES     SERVICING FEES  EXPENSES   EXPENSES
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          Federated American Leaders Fund II -- Primary
            shares                                               0.75%          0.00%       0.13%      0.88%
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          Federated Fund for U.S. Government Securities Fund
            II                                                   0.60%          0.00%       0.12%      0.72%
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          Federated High Income Bond Fund II -- Primary
            shares                                               0.60%          0.00%       0.17%      0.77%
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          Federated Capital Income Fund II                       0.75%          0.00%       0.27%      1.02%
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(2) The Fund's actual "Other Expenses" and "Total Fund Operating Expenses" were lower than the figures shown because the custodian fees were reduced under expense offset arrangements.

(3) MFS has contractually agreed, subject to reimbursement, to bear certain "Other Expenses" for these series, after taking into account the expense offset arrangement described above. Without these reductions, Total Fund Operating Expenses would have been:

                                                                              12B-1
                                                                           DISTRIBUTION             TOTAL FUND
                                                              MANAGEMENT      AND/OR       OTHER    OPERATING
                                                                 FEES     SERVICING FEES  EXPENSES   EXPENSES
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          MFS-Registered Trademark- High Income Series --
            Initial Class                                        0.75%           N/A        0.15%      0.90%
          ----------------------------------------------------------------------------------------------------
          MFS-Registered Trademark- Strategic Income
            Series -- Initial Class                              0.75%           N/A        0.35%      1.10%
          ----------------------------------------------------------------------------------------------------

(4) The Adviser for this Fund voluntarily agreed to waive and/or reimburse certain Fund expenses. The Fund Adviser may cease this waiver and/or reimbursement at any time. With such waiver and/or reimbursement Total Fund Operating Expenses would have been:

                                                                                    TOTAL FUND
                                                              MANAGEMENT   OTHER    OPERATING
                                                                 FEES     EXPENSES   EXPENSES
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          Strong Mid Cap Growth Fund II                          0.75%      0.42%      1.17%
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FIRST FORTIS LIFE INSURANCE COMPANY                                            9
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EXAMPLE

THIS EXAMPLE IS INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN THE CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION CONTRACT FEES, SEPARATE ACCOUNT ANNUAL EXPENSES, AND FUND FEES AND EXPENSES.

THE EXAMPLE ASSUMES THAT YOU INVEST $10,000 IN THE CONTRACT FOR THE TIME PERIODS INDICATED. THE EXAMPLE ALSO ASSUMES THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE MAXIMUM FEES AND EXPENSES OF ANY OF THE FUNDS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE:

(1) If you Surrender your Contract at the end of the applicable time period:

1 year                                                        $  293
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3 years                                                       $  896
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5 years                                                       $1,525
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10 years                                                      $3,215
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(2) If you annuitize at the end of the applicable time period:

1 year                                                        $  285
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3 years                                                       $  888
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5 years                                                       $1,517
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10 years                                                      $3,206
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(3) If you do not Surrender your Contract:

1 year                                                        $  293
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3 years                                                       $  896
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5 years                                                       $1,525
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10 years                                                      $3,215
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10                                           FIRST FORTIS LIFE INSURANCE COMPANY
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HIGHLIGHTS

HOW DO I PURCHASE THIS CONTRACT?

You must complete our application or order request and submit it to us for approval with your first Premium Payment. Your first Premium Payment must be at least $5,000 and subsequent Premium Payments must be at least $50, unless you take advantage of our InvestEase-Registered Trademark- Program or are part of certain retirement plans.

 - For a limited time, usually within ten days after you receive your Contract, you may cancel your Contract. You may bear the investment risk for your Premium Payment prior to our receipt of your request for cancellation.

WHAT TYPE OF SALES CHARGE WILL I PAY?

You don't pay a sales charge when you purchase your Contract.

IS THERE AN ANNUAL MAINTENANCE FEE?

We deduct a $30.00 fee each year on your Contract Anniversary or when you fully Surrender your Contract, if, on either of those dates, the value of your Contract is less than $50,000.

WHAT CHARGES WILL I PAY ON AN ANNUAL BASIS?

In addition to the Annual Maintenance Fee, you pay the following charges each year:

- MORTALITY AND EXPENSE RISK CHARGE -- This charge is for insurance. It is subtracted daily and is equal to an annual charge of 0.45% of your Contract Value invested in the Funds.

- ANNUAL FUND OPERATING EXPENSES -- These are charges for the Funds. See the Annual Fund Operating Expenses table for more complete information and the Funds' prospectuses accompanying this prospectus.

CAN I TAKE OUT ANY OF MY MONEY?

You may Surrender all or part of the amounts you have invested at any time before we start making Annuity Payouts. You may have to pay income tax on the money you take out and, if you Surrender before you are age 59 1/2, you may have to pay an income tax penalty. Surrenders may be subject to a Market Value Adjustment.

IS THERE A MARKET VALUE ADJUSTMENT?

Surrenders and other withdrawals from a Guarantee Period in our General Account may be subject to a Market Value Adjustment. The Market Value Adjustment may increase or reduce the General Account value of your Contract. The Market Value Adjustment is computed using a formula that is described in this prospectus under "Market Value Adjustment".

WHAT INVESTMENT CHOICES ARE AVAILABLE?

You may allocate your Premium Payment or Contract Values among the following investment choices:

- The variable Sub-Accounts that invest in underlying Funds; and/or

- One or more Guarantee Periods, which may be subject to a Market Value Adjustment.

WILL FORTIS PAY A DEATH BENEFIT?

There is a Death Benefit if the Contract Owner dies before we begin to make Annuity Payouts. The Death Benefit amount will remain invested in the Sub-Accounts according to your last instructions and will fluctuate with the performance of the underlying Funds until we receive proof of death and complete instructions from the Beneficiary.

If death occurs before the Annuity Commencement Date, the Death Benefit is the greater of:

- The total Premium Payments you have made to us minus any partial Surrenders and any applicable negative Market Value Adjustment; or

- The Contract Value of your Contract.

WHAT ANNUITY PAYOUT OPTIONS ARE AVAILABLE?

When it comes time for us to make payouts, you may choose one of the following Annuity Payout Options: Life Annuity, Life Annuity with Payments for 10 or 20 years, Joint and 1/2 Contingent Survivor Annuity, and Joint and Full Survivor Annuity. We may make other Annuity Payout Options available at any time.

You must begin to take payouts by the Annuitant's 110th birthday unless you elect a later date to begin receiving payments subject to the laws and regulations then in effect and our approval. The date you select may have tax consequences, so please check with a qualified tax advisor. If you do not tell us what Annuity Payout Option you want before that time, we will make Automatic Annuity Payouts under the Life Annuity with Payments Guaranteed for 10 Years. Depending on the investment allocation of your Contract in effect on the Annuity Commencement Date, we will make Automatic Annuity Payouts that are:

- fixed dollar amount Automatic Annuity Payouts,

- variable dollar amount Automatic Annuity Payouts, or

- a combination of fixed dollar amount and variable dollar amount Automatic Annuity Payouts.

FIRST FORTIS LIFE INSURANCE COMPANY                                           11
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GENERAL CONTRACT INFORMATION

FIRST FORTIS LIFE INSURANCE COMPANY

First Fortis Life Insurance Company ("Fortis") is the issuer of the contracts. Fortis is a New York corporation founded in 1971. It is qualified to sell life insurance and annuity contracts in New York. Fortis is a wholly owned subsidiary of Fortis, Inc., which is itself indirectly owned 50% by Fortis N.V. and 50% by Fortis (SA/NV). Fortis, Inc. manages the United States operations for these two companies.

Fortis N.V. is a diversified financial services company headquartered in Utrecht, The Netherlands, where its insurance operations began in 1847. Fortis (SA/NV) is a diversified financial services company headquartered in Brussels, Belgium, where its insurance operations began in 1824. Fortis N.V. and Fortis (SA/ NV) have merged their operating companies under the trade name of Fortis. The Fortis group of companies is active in insurance, banking, financial services, and real estate development in the Netherlands, Belgium, the United States, Western Europe, and the Pacific Rim.

All of the guarantees and commitments under the contracts are general obligations of Fortis, regardless of whether you have allocated the contract value to the Separate Account or to the Fixed Accumulation Feature. None of Fortis' affiliated companies has any legal obligation to back Fortis' obligations under the contracts.

On April 1, 2001, Fortis, Inc., the parent company of Fortis entered into an agreement with Hartford Life Insurance Company ("Hartford") to co-insure the obligations of Fortis under the variable annuity Contracts and to provide administration for the Contracts. Hartford was originally incorporated under the laws of Massachusetts on June 5, 1902, and subsequently redomiciled to Connecticut. Hartford's offices are located in Simsbury, Connecticut; however, its mailing address is P.O. Box 2999, Hartford, CT 06104-2999. Hartford is ultimately controlled by The Hartford Financial Services Group, Inc., one of the largest financial service providers in the United States.

                                FORTIS' RATINGS

                        EFFECTIVE DATE
    RATING AGENCY         OF RATING       RATING      BASIS OF RATING
------------------------------------------------------------------------
 A.M. Best and
 Company, Inc.              3/11/03         A       Financial Strength
------------------------------------------------------------------------

These ratings apply to Fortis' ability to meet its obligations under the Contract. The ratings do not apply to the Separate Account or the underlying Funds.

THE SEPARATE ACCOUNT

The Separate Account is where we set aside and invest the assets of some of our annuity contracts, including this Contract. The Separate Account was established on October 1, 1993 as "Separate Account A" and is registered as a unit investment trust under the Investment Company Act of 1940. This registration does not involve supervision by the SEC of the management or the investment practices of the Separate Account, Fortis or Hartford. The Separate Account meets the definition of "Separate Account" under federal securities law. This Separate Account holds only assets for variable annuity contracts. The Separate
Account:

- Holds assets for your benefit and the benefit of other Contract Owners, and the persons entitled to the payouts described in the Contract.

- Is not subject to the liabilities arising out of any other business Fortis or Hartford may conduct.

- Is not affected by the rate of return of Fortis' General Account or Hartford's General Account or by the investment performance of any of Fortis' or Hartford's other Separate Accounts.

- May be subject to liabilities from a Sub-Account of the Separate Account that holds assets of other variable annuity contracts offered by the Separate Account, which are not described in this prospectus.

- Is credited with income and gains, and takes losses, whether or not realized, from the assets it holds.

We do not guarantee the investment results of the Separate Account. There is no assurance that the value of your Contract will equal the total of the payments you make to us.

THE FUNDS

The AllianceBernstein Variable Products Series Funds, Inc. is an open-ended series investment Company. It was incorporated under Maryland law on November 17, 1987. Alliance Capital Management L.P. serves as the Fund's Manager for AllianceBernstein Money Market Portfolio, AllianceBernstein International Portfolio and AllianceBernstein Premier Growth Portfolio.

American Century Variable Portfolios, Inc. is an open-end management investment company. It was organized as a Maryland corporation on June 4, 1987. American Century Investment Management, Inc., serves as the investment manager for American Century VP Balanced Fund and American Century VP Capital Appreciation Fund.

Federated Insurance Series is an open-end management investment company. It was established as a Massachusetts business trust under a Declaration of Trust dated September 15, 1993. Federated Investment Management Company is the investment adviser to Federated High Income Bond Fund II, Federated Utility Fund II, Federated American Leaders Fund II and Federated Fund for U.S. Government Securities II.

Hartford Index HLS Fund is sponsored and administered by Hartford. HL Investment Advisers, LLC located at 200 Hopmeadow Street, Simsbury, Connecticut, serves as the investment adviser to the Fund. Hartford Investment Management Company serves as sub-investment adviser and provides day to day investment services. The Fund is a separate Maryland corporation registered with the Securities and Exchange Commission

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as an open-end management investment company. Shares of the Fund have been divided into Class IA and Class IB. Only Class IA shares are available in this Contract.

The INVESCO Variable Investment Funds, Inc. is an open-end series management investment company. It was incorporated under Maryland law on August 19, 1993. INVESCO Funds Group, Inc. serves as the Fund Manager to INVESCO Equity Income Fund, INVESCO Health Sciences Fund and INVESCO Technology Fund.

MFS Variable Insurance Trust is an open-end management investment company. It was organized as a business trust under the laws of the Commonwealth of Massachusetts by a Declaration of Trust dated February 1, 1994. Massachusetts Financial Services Company manages MFS-Registered Trademark- Emerging Growth Series, MFS-Registered Trademark- High Income Series and MFS-Registered Trademark- Strategic Income Series.

The Montgomery Funds III is an open-end investment company. This Delaware business trust was organized on August 24, 1994. Montgomery Asset Management, LLC. Manages The Montgomery Variable Series Emerging Markets Fund and Growth Fund.

Neuberger Berman Advisers Manager Trust is an open-end diversified series management investment company. It was established as a Delaware business trust on May 23, 1994. Neuberger Berman Management Inc. serves as manager of Neuberger Berman AMT Limited Maturity Bond Portfolio and Neuberger Berman AMT Partners Portfolio.

ING VP Emerging Markets Fund, Inc. is a diversified, open-end management investment company organized on December 27, 1993, as a corporation under the laws of the State of Maryland. ING VP Natural Resources Trust is a non-diversified, open-end management investment company organized on November 15, 1988 as a business trust under the laws of the Commonwealth of Massachusetts. ING Investments, LLC is the Investment Advisor to both the Fund and the Trust and ING Investment Management Advisers, B.V. is the Sub-Advisor to ING VP Emerging Markets Fund.

The SAFECO Resources Trust is an open-end series management investment company. It is a Delaware business trust established by a trust instrument dated May 13, 1993. SAFECO Asset Management Company is the Fund manager for SAFECO Equity Portfolio and SAFECO Growth Opportunities Portfolio.

The Strong Variable Insurance Funds, Inc. is an open-end management investment company. It was incorporated in Wisconsin. Strong Capital Management, Inc. is the investment adviser to The Strong Mid Cap Growth Fund II.

Van Eck Worldwide Insurance Trust is an open-end management investment company. It was organized as a business trust under the laws of the Commonwealth of Massachusetts on January 7, 1987. Van Eck Associates Corporation serves as investment adviser and manager to Van Eck Worldwide Bond Fund and Van Eck Worldwide Hard Assets Fund.

We do not guarantee the investment results of any of the underlying Funds. Since each underlying Fund has different investment objectives, each is subject to different risks. These risks and the Funds' expenses are more fully described in the accompanying Funds' prospectus, and the Funds' Statement of Additional Information which may be ordered from us. The Funds' prospectus should be read in conjunction with this Prospectus before investing. The Funds may not be available in all states. The investment goals of each of the Funds are as follows:

ALLIANCEBERNSTEIN MONEY MARKET PORTFOLIO (formerly Alliance Money Market Portfolio) -- Seeks safety of principal, maintenance of liquidity and maximum current income by investing in a broadly diversified portfolio of money market securities.

ALLIANCEBERNSTEIN INTERNATIONAL PORTFOLIO (formerly Alliance International Portfolio) -- Seeks to obtain a total return on its assets from long-term growth of capital and from income principally through a broad portfolio of marketable securities of established non-United States companies (or United States companies having their principal activities and interests outside the United States), companies participating in foreign economies with prospects for growth, and foreign government securities.

ALLIANCEBERNSTEIN PREMIER GROWTH PORTFOLIO (formerly Alliance Premier Growth Portfolio) -- Seeks growth of capital, rather than current income, by pursuing aggressive investment policies.

AMERICAN CENTURY VP BALANCED FUND -- Seeks capital and current income by maintaining approximately 60% of the assets in common stocks that are considered to have better-than-average prospects for appreciation and the remaining assets in bonds and other fixed income securities.

AMERICAN CENTURY VP CAPITAL APPRECIATION FUND -- Seeks capital growth by investing primarily in common stocks that are considered to have better-than-average prospects for appreciation.

FEDERATED AMERICAN LEADERS FUND II -- Seeks to achieve long-term growth of capital with a secondary objective to provide income. It invests, primarily, in common stock of "blue-chip" companies.

FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES FUND II -- Seeks to provide current income. Under normal circumstances, it invests, primarily in securities issued or guaranteed as to payment of principal and interest by the U.S. Government, its agencies or instrumentalists.

FEDERATED HIGH INCOME BOND FUND II -- Seeks high current income. It invests primarily in a professionally managed, diversified portfolio of fixed income securities. The fixed income securities in which it invests are lower-rated corporate debt obligations, which are commonly referred to as "junk bonds."

FEDERATED CAPITAL INCOME FUND II (formerly Federated Utility Fund II) -- Seeks to achieve high current income and moderate capital appreciation. It invests primarily in a professionally managed, diversified portfolio of equity and debt securities of utility companies.

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HARTFORD INDEX HLS FUND -- Seeks to provide investment results that approximate the price and yield performance of publicly traded common stocks in the aggregate. Sub-advised by HIMCO.

INVESCO EQUITY INCOME FUND -- Seeks the best possible current income while following sound investment practices. Capital growth potential is an additional consideration in the selection of the portfolio securities.

INVESCO HEALTH SCIENCE FUND -- Seeks capital appreciation.

INVESCO TECHNOLOGY FUND -- Seeks capital appreciation.

MFS-REGISTERED TRADEMARK- EMERGING GROWTH SERIES -- Seeks to provide long-term growth of capital.

MFS-REGISTERED TRADEMARK- HIGH INCOME SERIES -- Seeks high current income.

MFS-REGISTERED TRADEMARK- STRATEGIC INCOME SERIES (formerly MFS-Registered Trademark- Global Governments Series) -- Seeks to provide high current income by investing in fixed income securities and secondarily to provide significant capital appreciation.

MONTGOMERY VARIABLE SERIES: EMERGING MARKETS FUND -- Seeks long-term capital appreciation.

MONTGOMERY VARIABLE SERIES: GROWTH FUND -- Seeks long-term capital appreciation. (Closed to new and subsequent Premium Payments and transfers of Contract Value as of October 31, 2002)

NEUBERGER BERMAN AMT LIMITED MATURITY BOND PORTFOLIO -- Seeks high current income consistent with low risk to principal and liquidity; and secondarily, total return.

NEUBERGER BERMAN AMT PARTNERS PORTFOLIO -- Seeks capital growth.

ING VP NATURAL RESOURCES TRUST -- Seeks long-term growth of capital.

ING VP EMERGING MARKETS FUND -- Seeks long-term growth of capital.

SAFECO EQUITY PORTFOLIO -- Seeks growth of capital and reasonable current income.

SAFECO GROWTH OPPORTUNITIES PORTFOLIO -- Seeks growth of capital and the increased income that ordinarily follows from such growth.

THE STRONG DISCOVERY FUND II -- Seeks capital growth.

THE STRONG INTERNATIONAL STOCK FUND II -- Seeks capital growth.

THE STRONG MID CAP GROWTH FUND II -- Seeks capital growth.

VAN ECK WORLDWIDE BOND FUND -- Seeks high total return-income plus capital appreciation by investing globally.

VAN ECK WORLDWIDE HARD ASSETS FUND -- Seeks long-term capital appreciation by investing primarily in "hard asset" securities.

MIXED AND SHARED FUNDING -- Shares of the Funds may be sold to our other separate accounts and our insurance company affiliates or other unaffiliated insurance companies to serve as the underlying investment for both variable annuity contracts and variable life insurance policies, a practice known as "mixed and shared funding." As a result, there is a possibility that a material conflict may arise between the interests of Contract Owners, and of owners of other contracts whose contract values are allocated to one or more of these other separate accounts investing in any one of the Funds. In the event of any such material conflicts, we will consider what action may be appropriate, including removing the Fund from the Separate Account or replacing the Fund with another underlying fund. There are certain risks associated with mixed and shared funding, as disclosed in the Funds' prospectus.

VOTING RIGHTS -- We are the legal owners of all Fund shares held in the Separate Account and we have the right to vote at the Fund's shareholder meetings. To the extent required by federal securities laws or regulations, we will:

- Notify you of any Fund shareholders' meeting if the shares held for your Contract may be voted.

- Send proxy materials and a form of instructions that you can use to tell us how to vote the Fund shares held for your Contract.

- Arrange for the handling and tallying of proxies received from Contract
  Owners.

- Vote all Fund shares attributable to your Contract according to instructions received from you, and

- Vote all Fund shares for which no voting instructions are received in the same proportion as shares for which instructions have been received.

If any federal securities laws or regulations, or their present interpretation, change to permit us to vote Fund shares on our own, we may decide to do so. You may attend any Shareholder Meeting at which shares held for your Contract may be voted. After we begin to make Annuity Payouts to you, the number of votes you have will decrease.

SUBSTITUTIONS, ADDITIONS, OR DELETIONS OF FUNDS -- We reserve the right, subject to any applicable law, to make certain changes to the Funds offered under your Contract. We may, in our sole discretion, establish new Funds. New Funds will be made available to existing Contract Owners as we determine appropriate. We may also close one or more Funds to additional Premium Payments or transfers from existing Sub-Accounts.

We may eliminate the shares of any of the Funds from the Contract for any reason and we may substitute shares of another registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account. To the extent required by the Investment Company

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Act of 1940 (the "1940 Act"), substitutions of shares attributable to your interest in a Fund will not be made until we have the approval of the Commission and we have notified you of the change.

In the event of any substitution or change, we may, by appropriate endorsement, make any changes in the Contract necessary or appropriate to reflect the substitution or change. If we decide that it is in the best interest of Contract Owners, the Separate Account may be operated as a management company under the 1940 Act or any other form permitted by law, may be deregistered under the 1940 Act in the event such registration is no longer required, or may be combined with one or more other Separate Accounts.

ADMINISTRATIVE AND DISTRIBUTION SERVICES -- Fortis has entered into agreements with the investment advisers or distributors of many of the Funds. Under the terms of these agreements, Fortis, or its agents, provide administrative and distribution related services and the Funds pay fees that are usually based on an annual percentage of the average daily net assets of the Funds. These agreements may be different for each Fund or each Fund family and may include fees under a distribution and/or servicing plan adopted by a Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940.

PERFORMANCE RELATED INFORMATION
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The Separate Account may advertise certain performance-related information concerning the Sub-Accounts. Performance information about a Sub-Account is based on the Sub-Account's past performance only and is no indication of future performance.

When a Sub-Account advertises its standardized total return, it will usually be calculated since the inception of the Separate Account for one year, five years, and ten years or some other relevant periods if the Sub-Account has not been in existence for at least ten years. Total return is measured by comparing the value of an investment in the Sub-Account at the beginning of the relevant period to the value of the investment at the end of the period. Total return calculations reflect a deduction for Total Annual Fund Operating Expenses, any Contingent Deferred Sales Charge, Separate Account Annual Expenses without any optional charge deductions, and the Annual Maintenance Fee.

The Separate Account may also advertise non-standardized total returns that pre-date the inception of the Separate Account. These non-standardized total returns are calculated by assuming that the Sub-Accounts have been in existence for the same periods as the underlying Funds and by taking deductions for charges equal to those currently assessed against the Sub-Accounts. Non-standardized total return calculations reflect a deduction for Total Annual Fund Operating Expenses and Separate Account Annual Expenses without any optional charge deductions, and do not include deduction for Contingent Deferred Sales Charge or the Annual Maintenance Fee. This means the non-standardized total return for a Sub-Account is higher than the standardized total return for a Sub-Account. These non-standardized returns must be accompanied by standardized returns.

If applicable, the Sub-Accounts may advertise yield in addition to total return. The yield will be computed in the following manner: The net investment income per unit earned during a recent one month period is divided by the unit value on the last day of the period. This figure includes the recurring charges at the Separate Account level.

A money market Sub-Account may advertise yield and effective yield. The yield of a Sub-Account over a seven-day period and then annualized, i.e. the income earned in the period is assumed to be earned every seven days over a 52-week period and stated as a percentage of the investment. Effective yield is calculated similarly but when annualized, the income earned by the investment is assumed to be reinvested in Sub-Account units and thus compounded in the course of a 52-week period. Yield and effective yield include the recurring charges at the Separate Account level.

We may provide information on various topics to Contract Owners and prospective Contract Owners in advertising, sales literature or other materials. These topics may include the relationship between sectors of the economy and the economy as a whole and its effect on various securities markets, investment strategies and techniques (such as systematic investing, Dollar Cost Averaging and asset allocation), the advantages and disadvantages of investing in tax-deferred and taxable instruments, customer profiles and hypothetical purchase scenarios, financial management and tax and retirement planning, and other investment alternatives, including comparisons between the Contract and the characteristics of and market for such alternatives.

GUARANTEE PERIODS

Any amount you allocate to our General Account under this Contract earns a guaranteed interest rate beginning on the date you make the allocation. The guaranteed interest rate continues for the number of years you select, up to a maximum of ten years. We call this a Guarantee Period. At the end of your Guarantee Period, your Contract Value, including accrued interest, will be allocated to a new Guarantee Period that is the same length as your original Guaranteed Period. However, you may reallocate your Contract Value to different Guarantee Periods or to the Sub-Accounts. If you decide to reallocate your Contract Value, you must do so by sending us a written request. We must receive your written request at least three business days before the end of your Guarantee Period. The first day of your new Guarantee Period or other reallocation will be the day after the

FIRST FORTIS LIFE INSURANCE COMPANY                                           15
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end of your previous Guarantee Period. We will notify you at least 45 days and not more than 75 days before the end of your Guarantee Period.

We currently offer ten different Guarantee Periods. These Guarantee Periods range in length from one to ten years. Each Guarantee Period has its own guaranteed interest rate, which may differ from other Guarantee Periods. We may, at our discretion, change the guaranteed interest rate for future Guarantee Periods. These changes will not affect the guaranteed interest rates we are paying on current Guarantee Periods. The guaranteed interest rate will never be less than an effective annual rate of 3%. Fortis' Management makes the final determination on the guaranteed interest rates to be declared. We cannot predict or assure the level of any future guaranteed interest rates in excess of an effective annual rate of 3%.

We declare the guaranteed interest rates from time to time as market conditions dictate. We advise you of the guaranteed interest rate for a Guarantee Period at the time we receive a Premium Payment from you, or at the time we execute a transfer you have requested, or at the time a Guarantee Period is renewed. You may obtain information concerning the guaranteed interest rates that apply to the various Guarantee Periods. You may obtain this information from our home office or from your sales representative at any time.

We do not have a specific formula for establishing the guaranteed interest rates for the Guarantee Periods. Guaranteed interest rates may be influenced by the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. Guaranteed interest rates do not necessarily correspond to the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. In addition, when we determine guaranteed interest rates, we may consider:

- the duration of a Guarantee Period;

- regulatory and tax requirements;

- sales and administrative expenses we bear;

- risks we assume;

- our profitability objectives; and

- general economic trends.

MARKET VALUE ADJUSTMENT

Except as described below, we will apply a Market Value Adjustment to any General Account value that is:

- surrendered,

- transferred, or

- otherwise paid out

before the end of its Guarantee Period.

For example, we will apply a Market Value Adjustment to General Account value that we pay:

- as an amount applied to an Annuity Payout option, or

- as an amount paid as a single sum in lieu of an Annuity Payout.

The Market Value Adjustment reflects both the amount of time left in your Guarantee Period and the difference between the rate of interest credited to your current Guarantee Period and the rate of interest we are crediting to a new Guarantee period with a duration equal to the amount to time left in your Guarantee Period. If your Guarantee Period's rate of interest is lower than the rate of interest we are currently crediting the new Guarantee Period, then the application of the Market Value Adjustment will reduce the amount you receive or transfer. Conversely, if your Guarantee period's rate of interest is higher than the rate of interest we are crediting for the new Guarantee Period, then the application of the Market Value Adjustment will increase the amount you receive or transfer.

You will find sample Market Value Adjustment calculations in Appendix I.

We do not apply a Market Value Adjustment to withdrawals and transfers of General Account value under two exceptions.

We will not apply a Market Value Adjustment to General Account value that we pay out during a 30 day period that:

- begins 15 days before the end date of the Guarantee Period in which the general account value was being held, and that:

- ends 15 days after the end date of the Guarantee Period in which the general account value was being held.

In addition, we will not apply a Market Value Adjustment to General Account value that is withdrawn or transferred from a Guarantee Period on a periodic, automatic basis. This exception only applies to such withdrawals or transfers under a formal Fortis program for the withdrawal or transfer of General Account value.

We may impose conditions and limitations on any formal Fortis program for the withdrawal or transfer of general account value. Ask your Fortis representative about the availability of such a program in your state. In addition, if such a program is available in your state, your Fortis representative can inform you about the conditions and limitations that may apply to that program.

DOLLAR COST AVERAGING PLUS ("DCA PLUS") PROGRAMS -- You may enroll in one or more special pre-authorized transfer programs known as our DCA Plus Programs (the "Programs"). Under these Programs, Contract Owners who enroll may allocate a minimum of $5,000 of their Premium Payment into a Program (we may allow a lower minimum Premium Payment for qualified plan transfers or rollovers, including IRAs) and pre-authorize transfers to any of the Sub-Accounts under either a 6-Month Transfer Program or 12-Month Transfer Program subject to Program rules. The 6-Month Transfer Program and the 12-Month Transfer Program will generally have different credited interest rates. Under the 6-Month Transfer Program, the interest

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rate can accrue up to 6 months and all Premium Payments and accrued interest must be transferred from the Program to the selected Sub-Accounts in 3 to 6 months. Under the 12-Month Transfer Program, the interest rate can accrue up to 12 months and all Premium Payments and accrued interest must be transferred to the selected Sub-Accounts in 7 to 12 months. This will be accomplished by monthly transfers for the period selected and with the final transfer of the entire amount remaining in the Program.

The pre-authorized transfers will begin within 15 days of receipt of the Program payment provided we receive complete enrollment instructions. If we do not receive complete Program enrollment instructions within 15 days of receipt of the initial Program payment, the Program will be voided and the entire balance in the Program will be transferred to the Accounts designated by you. If you do not designate an Account, we will return your Program payment to you for further instruction. If your Program payment is less than the required minimum amount, we will apply it to your Contract as a subsequent Premium Payment.

Under the DCA Plus Programs, the credited interest rate is not earned on the full amount of your Premium Payment for the entire length of the Program. This is because Program transfers to the Sub-Accounts decrease the amount of your Premium Payment remaining in the Program.

Any subsequent Program payments we receive during an active Program transfer period which are received during the same interest rate effective period will be credited to the current Program. Any subsequent Program payments we receive during an active Program transfer period which are received during a different interest rate effective period will be used to start a new Program. That Program will be credited with the interest rate in effect on the date we start the new Program. Unless you send us different instructions, the new Program will be the same length of time as your current Program and will allocate the subsequent Program payments to the same Sub-Accounts.

Hartford may limit the total number of DCA Programs and DCA Plus Programs to 5 Programs open at any one time.

We determine, in our sole discretion, the interest rates credited to the Program. These interest rates may vary depending on the Contract you purchased. Please consult your Registered Representative to determine the interest rate for your Program.

You may elect to terminate the transfers by calling or writing us of your intent to cancel enrollment in the Program. Upon cancellation, all the amounts remaining in the Program will be immediately transferred to the Sub-Accounts you selected for the Program.

We may discontinue, modify or amend the Programs or any other interest rate program we establish. Any change to a Program will not affect Contract Owners currently enrolled in the Program.

If you make systematic transfers from the Fixed Accumulation Feature under a Dollar Cost Averaging Program or DCA Plus Program, you must wait 6 months after your last systematic transfer before moving Sub-Account Values back to the Fixed Accumulation Feature.

THE CONTRACT
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PURCHASES AND CONTRACT VALUE

WHAT TYPES OF CONTRACTS ARE AVAILABLE?

The Contract is an individual or group tax-deferred variable annuity contract. It is designed for retirement planning purposes and may be purchased by any individual, group or trust, including:

- Any trustee or custodian for a retirement plan qualified under Sections 401(a) or 403(a) of the Code;

- Annuity purchase plans adopted by public school systems and certain tax-exempt organizations according to Section 403(b) of the Code;

- Individual Retirement Annuities adopted according to Section 408 of the Code;

- Employee pension plans established for employees by a state, a political subdivision of a state, or an agency of either a state or a political subdivision of a state, and

- Certain eligible deferred compensation plans as defined in Section 457 of the Code.

The examples above represent Qualified Contracts, as defined by the Code. In addition, individuals and trusts can also purchase Contracts that are not part of a tax qualified retirement plan. These are known as Non-Qualified Contracts.

If you are purchasing the Contract for use in an IRA or other qualified retirement plan, you should consider other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or other qualified plan receives tax-deferred treatment under the Code.

HOW DO I PURCHASE A CONTRACT?

You may purchase a Contract by completing and submitting an application or an order request along with an initial Premium Payment. For most Contracts, the minimum Premium Payment is $5,000. For additional Premium Payments, the minimum Premium Payment is $50. Under certain situations, we may allow smaller Premium Payments, for example, if you are part of our InvestEase-Registered Trademark-Program or certain tax qualified retirement plans. Prior approval is required for Premium Payments of $1,000,000 or more.

You and your Annuitant must not be older than age 90 on the date that your Contract is issued. You must be of legal age in the state where the Contract is being purchased or a guardian must act on your behalf.

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HOW ARE PREMIUM PAYMENTS APPLIED TO MY CONTRACT?

Your initial Premium Payment will be invested within two Valuation Days of our receipt of a properly completed application or an order request and the Premium Payment. If we receive your subsequent Premium Payment before the close of the New York Stock Exchange, it will be priced on the same Valuation Day. If we receive your Premium Payment after the close of the New York Stock Exchange, it will be invested on the next Valuation Day. If we receive your subsequent Premium Payment on a Non-Valuation Day, the amount will be invested on the next Valuation Day. Unless we receive new instructions, we will invest the Premium Payment based on your last allocation instructions. We will send you a confirmation when we invest your Premium Payment.

If the request or other information accompanying the initial Premium Payment is incomplete when received, we will hold the money in a non-interest bearing account for up to five Valuation Days while we try to obtain complete information. If we cannot obtain the information within five Valuation Days, we will either return the Premium Payment and explain why the Premium Payment could not be processed or keep the Premium Payment if you authorize us to keep it until you provide the necessary information.

CAN I CANCEL MY CONTRACT AFTER I PURCHASE IT?

We want you to be satisfied with the Contract you have purchased. We urge you to closely examine its provisions. If for any reason you are not satisfied with your Contract, simply return it within ten days after you receive it with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We may require additional information, including a signature guarantee, before we can cancel your Contract.

You bear the investment risk from the time the Contract is issued until we receive your complete cancellation request.

The amount we pay you upon cancellation depends on the requirements of the state where you purchased your Contract.

HOW IS THE VALUE OF MY CONTRACT CALCULATED BEFORE THE ANNUITY COMMENCEMENT DATE?

The Contract Value is the sum of all Accounts. There are two things that affect your Sub-Account value: (1) the number of Accumulation Units and (2) the Accumulation Unit Value. The Sub-Account value is determined by multiplying the number of Accumulation Units by the Accumulation Unit Value. Therefore, on any Valuation Day your Contract Value reflects the investment performance of the Sub-Accounts and will fluctuate with the performance of the underlying Funds.

When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. The more Premium Payments you put into your Contract, the more Accumulation Units you will own. You decrease the number of Accumulation Units you have by requesting Surrenders, transferring money out of an Account, settling a Death Benefit claim or by annuitizing your Contract.

To determine the current Accumulation Unit Value, we take the prior Valuation Day's Accumulation Unit Value and multiply it by the Net Investment Factor for the current Valuation Day.

The Net Investment Factor is used to measure the investment performance of a Sub-Account from one Valuation Day to the next. The Net Investment Factor for each Sub-Account equals:

- The net asset value per share plus applicable distributions per share of each Fund held in the Sub-Account at the end of the current Valuation Day divided by

- The net asset value per share of each Fund held in the Sub-Account at the end of the prior Valuation Day; multiplied by

- The daily expense factor for the mortality and expense risk charge adjusted for the number of days in the period, and any other applicable charges.

We will send you a statement at least annually, which tells you how many Accumulation Units you have, their value and your total Contract Value.

A Contract's Guarantee Period value is guaranteed by Fortis. We bear the investment risk with respect to amounts allocated to a Guarantee Period, except to the extent that (1) we may vary the guaranteed interest rate for future Guarantee Periods (subject to the 3% effective annual minimum) and (2) the Market Value Adjustment imposes investment risks on you. The Contract's Guarantee Period value on any Valuation Date is the sum of its general account values in each Guarantee Period on that date. The general account value in a Guarantee Period is equal to the following amounts, in each case increased by accrued interest at the applicable guaranteed interest rate:

- The amount of Premium Payments or transferred amounts allocated to the Guarantee Period; less

- The amount of any transfers or Surrenders out of the Guarantee Period.

CAN I TRANSFER FROM ONE INVESTMENT CHOICE TO ANOTHER?

Subject to the restrictions below, you may transfer Contract Value among the Sub-Accounts and the Guarantee Periods. Transfers from a Guarantee Period may be subject to a Market Value Adjustment.

TRANSFERS BETWEEN SUB-ACCOUNTS -- You may transfer from one Sub-Account to another before and after the Annuity Commencement Date at no extra charge. Your transfer request will be processed on the day that it is received as long as it is received on a Valuation Day before the close of the New York Stock Exchange. Otherwise, your request will be processed on the following Valuation Day. We will send you a confirmation when we process your transfer. You are responsible for verifying transfer confirmations and promptly advising us of any errors within 30 days of receiving the confirmation. After the Annuity Commencement Date, the Payee may make four Sub-Account Transfers.

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SUB-ACCOUNT TRANSFER RESTRICTIONS -- This Contract is not designed to serve as a vehicle for frequent trading in response to short-term fluctuations in the stock market. Any individual or legal entity that intends to engage in international arbitrage, utilize market timing practices or make frequent transfers to take advantage of inefficiencies in Fund pricing should not purchase this Contract. These abusive or disruptive transfers can have an adverse impact on management of a Fund, increase Fund expenses and affect Fund performance.

- You may submit 20 Sub-Account transfers each Contract Year for each Contract by U.S. Mail, Voice Response Unit, Internet, or telephone.

- Once these 20 Sub-Account transfers have been executed, you may submit any additional Sub-Account transfers only in writing by U.S. Mail or overnight delivery service. Transfer requests sent by same day mail or courier service will not be accepted. If you want to cancel a written Sub-Account transfer, you must also cancel it in writing by U.S. Mail or overnight delivery service. We will process the cancellation request as of the day we receive it.

In addition, if your initial Premium Payment is $1 million or more, or if you are acting on behalf of multiple Contract Owners with aggregate Contract Values of $2 million or more, you may be required to sign a separate agreement with Hartford which includes additional restrictions before you may submit any Sub-Account transfers.

ABUSIVE TRANSFERS -- Regardless of the number of transfers you have made, we will monitor Sub-Account transfers and we may terminate your transfer privileges until your next Contract Anniversary if we determine that you are engaging in a pattern of transfers that is disadvantageous or potentially harmful to other Contract Owners. We will consider the following factors:

- the dollar amount of the transfer;

- the total assets of the Funds involved in the transfer;

- the number of transfers completed in the current calendar quarter; or

- whether the transfer is part of a pattern of transfers designed to take advantage of short term market fluctuations or market inefficiencies.

We will send you a letter after your 10th Sub-Account transfer to remind you of our Sub-Account transfer policy. After your 20th transfer, or after any time we determine that you are engaging in a pattern of abusive transfers, we will send you a letter to notify you that your transfer privileges have been restricted or terminated under our policy until your next Contract Anniversary.

None of these restrictions are applicable to Sub-Account transfers made under a Dollar Cost Averaging Program or other systematic transfer program.

We will continue to monitor transfer activity and Fortis or Hartford may modify these restrictions at any time.

POWER OF ATTORNEY -- You may authorize another person to make transfers on your behalf by submitting a completed power of attorney form. Once we have the completed form on file, we will accept transfer instructions from your designated third party, subject to any transfer restrictions in place, until we receive new instructions in writing from you. You will not be able to make transfers or other changes to your Contract if you have authorized someone else to act under a power of attorney.

CHARGES AND FEES

The following charges and fees are associated with the Contract:

MORTALITY AND EXPENSE RISK CHARGE

For assuming mortality and expense risks under the Contract, we deduct a daily charge at an annual rate of 0.45% of Sub-Account Value. The mortality and expense risk charge is broken into charges for mortality risks and for an expense risk:

- MORTALITY RISK -- There are two types of mortality risks that we assume, those made while your Premium Payments are accumulating and those made once Annuity Payouts have begun.

During the period your Premium Payments are accumulating, we are required to cover any difference between the Death Benefit paid and the Surrender Value. These differences may occur during periods of declining value or in periods where the Contingent Deferred Sales Charges would have been applicable. The risk that we bear during this period is that actual mortality rates, in aggregate, may exceed expected mortality rates.

Once Annuity Payouts have begun, we may be required to make Annuity Payouts as long as the Annuitant is living, regardless of how long the Annuitant lives. The risk that we bear during this period is that the actual mortality rates, in aggregate, may be lower than the expected mortality rates.

- EXPENSE RISK -- We also bear an expense risk that the Contingent Deferred Sales Charges and the Annual Maintenance Fee collected before the Annuity Commencement Date may not be enough to cover the actual cost of selling, distributing and administering the Contract.

Although variable Annuity Payouts will fluctuate with the performance of the underlying Fund selected, your Annuity Payouts will not be affected by (a) the actual mortality experience of our Annuitants, or (b) our actual expenses if they are greater than the deductions stated in the Contract. Because we cannot be certain how long our Annuitants will live, we charge this percentage fee based on the mortality tables currently in use. The mortality and expense risk charge enables us to keep our commitments and to pay you as planned.

ANNUAL MAINTENANCE FEE

The Annual Maintenance Fee is a flat fee that is deducted from your Contract Value to reimburse us for expenses relating to the administrative maintenance of the Contract and the Accounts. The annual $30 charge is deducted on a Contract Anniversary or when the Contract is fully Surrendered if the Contract Value at

FIRST FORTIS LIFE INSURANCE COMPANY                                           19
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either of those times is less than $50,000. The charge is deducted proportionately from each Account in which you are invested.

WHEN IS THE ANNUAL MAINTENANCE FEE WAIVED?

We will waive the Annual Maintenance Fee if your Contract Value is $50,000 or more on your Contract Anniversary or when you fully Surrender your Contract. We reserve the right to waive the Annual Maintenance Fee under certain other conditions.

PREMIUM TAXES

We deduct Premium Taxes, if required, by a state or other government agency. Some states collect the taxes when Premium Payments are made; others collect at Annuitization. Since we pay Premium Taxes when they are required by applicable law, we may deduct them from your Contract when we pay the taxes, upon Surrender, or on the Annuity Commencement Date. The Premium Tax rate varies by state or municipality. Currently, the maximum rate charged by any state is 3.5% and 1% in Puerto Rico.

CHARGES AGAINST THE FUNDS

The Separate Account purchases shares of the Funds at net asset value. The net asset value of the Fund shares reflects investment advisory fees and administrative expenses already deducted from the assets of the Funds. These charges are described in the Fund prospectuses accompanying this prospectus.

DEATH BENEFIT

WHAT IS THE DEATH BENEFIT AND HOW IS IT CALCULATED?

The Death Benefit is the amount we will pay if the Contract Owner dies before we begin to make Annuity Payouts. The Death Benefit is calculated when we receive a certified death certificate or other legal document acceptable to us along with complete instructions from all beneficiaries on how to pay the death benefit.

Until we receive proof of death and the completed instructions from the Beneficiary, the Death Benefit will remain invested in the same Accounts, according to the Contract Owner's last instructions. Therefore, the Death Benefit amount will fluctuate with the performance of the underlying Funds. When there is more than one Beneficiary, we will calculate the Accumulation Units for each Sub-Account for each Beneficiary's portion of the proceeds.

If death occurs before the Annuity Commencement Date, the Death Benefit is the greater of:

- The total Premium Payments you have made to us minus any partial Surrenders and any applicable negative Market Value Adjustment; or

- The Contract Value of your Contract.

HOW IS THE DEATH BENEFIT PAID?

The Death Benefit may be taken in one lump sum or under any of the Annuity Payout Options then being offered by us. On the date we receive proof of death and complete instructions from the Beneficiary, we will compute the Death Benefit to be paid out or applied to a selected Annuity Payout Option. When there is more than one Beneficiary, we will calculate the Death Benefit amount for each Beneficiary's portion of the proceeds and then pay it out or apply it to a selected Annuity Payout Option according to each Beneficiary's instructions. If we receive the complete instructions on a Non-Valuation Day, computations will take place on the next Valuation Day.

If your Beneficiary elects to receive the Death Benefit amount as a lump sum payment, we may transfer that amount to our General Account and issue the Beneficiary a draftbook. The Beneficiary can write one draft for the total payment of the Death Benefit, or keep the money in the General Account and write drafts as needed. We will credit interest at a rate determined periodically in our sole discretion. For Federal income tax purposes, the Beneficiary will be deemed to have received the lump sum payment on transfer of the Death Benefit amount to the General Account. The interest will be taxable in the tax year that it is credited. If the Beneficiary resides or the Contract was purchased in a state that imposes restrictions on this method of lump sum payment, we may issue a check to the Beneficiary.

The Beneficiary may elect, under the Annuity Proceeds Settlement Option, "Death Benefit Remaining with the Company", to leave proceeds from the Death Benefit with us for up to five years from the date of death if the death occurred before the Annuity Commencement Date. Once we receive a certified death certificate or other legal document acceptable to us, the Beneficiary can: (a) make Sub-Account transfers and (b) take Surrenders.

The Beneficiary of a non-qualified Contract or IRA may also elect the Single Life Expectancy Only option. This option allows the Beneficiary to take the Death Benefit in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA.

REQUIRED DISTRIBUTIONS -- If the Contract Owner dies before the Annuity Commencement Date, the Death Benefit must be distributed within five years after death, or be distributed under a distribution option or Annuity Payout Option that satisfies the Alternatives to the Required Distributions described below.

If the Contract Owner dies on or after the Annuity Commencement Date under an Annuity Payout Option that permits the Beneficiary to elect to continue Annuity Payouts or receive the Commuted Value, any remaining value must be distributed at least as rapidly as under the payment method being used as of the Contract Owner's death.

If the Contract Owner is not an individual (e.g. a trust), then the original Annuitant will be treated as the Contract Owner in the situations described above and any change in the original Annuitant will be treated as the death of the Contract Owner.

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WHAT SHOULD THE BENEFICIARY CONSIDER?

ALTERNATIVES TO THE REQUIRED DISTRIBUTIONS -- The selection of an Annuity Payout Option and the timing of the selection will have an impact on the tax treatment of the Death Benefit. To receive favorable tax treatment, the Annuity Payout Option selected: (a) cannot extend beyond the Beneficiary's life or life expectancy, and (b) must begin within one year of the date of death.

If these conditions are not met, the Death Benefit will be treated as a lump sum payment for tax purposes. This sum will be taxable in the year in which it is considered received.

SPOUSAL CONTRACT CONTINUATION -- If the Contract Owner dies and the Beneficiary is the Contract Owner's spouse, the Beneficiary may elect to continue the Contract as the Contract Owner, receive the death benefit in one lump sum payment or elect an Annuity Payout Option. If the Contract continues with the spouse as Contract Owner, we will adjust the Contract Value to the amount that we would have paid as the Death Benefit payment, had the spouse elected to receive the Death Benefit as a lump sum payment. Spousal Contract Continuation will only apply one time for each Contract.

SURRENDERS

WHAT KINDS OF SURRENDERS ARE AVAILABLE?

FULL SURRENDERS BEFORE THE ANNUITY COMMENCEMENT DATE -- When you Surrender your Contract before the Annuity Commencement Date and while the Annuitant is living, the Surrender Value of the Contract will be made in a lump sum payment. The Surrender Value is the Contract Value minus any applicable Market Value Adjustment and Premium Taxes. The Surrender Value may be more or less than the amount of the Premium Payments made to a Contract.

PARTIAL SURRENDERS BEFORE THE ANNUITY COMMENCEMENT DATE -- You may request a partial Surrender of Contract Values at any time before the Annuity Commencement Date and while the Annuitant is living. There are two restrictions:

- The partial Surrender amount must be at least equal to $1,000, our current minimum for partial Surrenders, and

- The Contract must have a minimum Contract Value of $1,000 after the Surrender. We reserve the right to close your Contract and pay the full Surrender Value if the Contract Value is under the minimum after the Surrender. The minimum Contract Value in Texas must be $1,000 after the Surrender with no Premium Payments made during the prior two Contract Years.

HOW DO I REQUEST A SURRENDER?

Requests for full Surrenders must be in writing. Requests for partial Surrenders can be made in writing or by telephone. We will send your money within seven days of receiving complete instructions. However, we may postpone payment of Surrenders whenever: (a) the New York Stock Exchange is closed, (b) trading on the New York Stock Exchange is restricted by the SEC, (c) the SEC permits and orders postponement, or (d) the SEC determines that an emergency exists to restrict valuation.

WRITTEN REQUESTS -- To request a full or partial Surrender, complete a Surrender Form or send us a letter, signed by you, stating:

- the dollar amount that you want to receive, either before or after we withhold taxes and deduct for any applicable charges,

- your tax withholding amount or percentage, if any, and

- your mailing address.

If there are joint Contract Owners, both must authorize all Surrenders. For a partial Surrender, specify the Accounts that you want your Surrender to come from, otherwise, the Surrender will be taken in proportion to the value in each Account.

TELEPHONE REQUESTS -- To request a partial Surrender by telephone, we must have received your completed Telephone Redemption Program Enrollment Form. If there are joint Contract Owners, both must sign this form. By signing the form, you authorize us to accept telephone instructions for partial Surrenders from either Contract Owner. Telephone authorization will remain in effect until we receive a written cancellation notice from you or your joint Contract Owner, we discontinue the program; or you are no longer the owner of the Contract. There are some restrictions on telephone surrenders, please call us with any questions.

We may record telephone calls and use other procedures to verify information and confirm that instructions are genuine. We will not be liable for losses or expenses arising from telephone instructions reasonably believed to be genuine. WE MAY MODIFY THE REQUIREMENTS FOR TELEPHONE REDEMPTIONS AT ANY TIME.

Telephone Surrender instructions received before the close of the New York Stock Exchange will be processed on that Valuation Day. Otherwise, your request will be processed on the next Valuation Day.

COMPLETING A POWER OF ATTORNEY FORM FOR ANOTHER PERSON TO ACT ON YOUR BEHALF MAY PREVENT YOU FROM MAKING SURRENDERS VIA TELEPHONE.

WHAT SHOULD BE CONSIDERED ABOUT TAXES?

There are certain tax consequences associated with Surrenders:

PRIOR TO AGE 59 1/2 -- If you make a Surrender prior to age 59 1/2, there may be adverse tax consequences including a 10% federal income tax penalty on the taxable portion of the Surrender payment. Surrendering before age 59 1/2 may also affect the continuing tax-qualified status of some Contracts.

WE DO NOT MONITOR SURRENDER REQUESTS. TO DETERMINE WHETHER A SURRENDER IS PERMISSIBLE, WITH OR WITHOUT FEDERAL INCOME TAX PENALTY, PLEASE CONSULT YOUR PERSONAL TAX ADVISER.

MORE THAN ONE CONTRACT ISSUED IN THE SAME CALENDAR YEAR -- If you own more than one contract issued by us or our affiliates in the same calendar year, then these contracts may be

FIRST FORTIS LIFE INSURANCE COMPANY                                           21
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treated as one contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. Please consult your tax adviser for additional information.

INTERNAL REVENUE CODE SECTION 403(b) ANNUITIES -- As of December 31, 1988, all
section 403(b) annuities have limits on full and partial Surrenders. Contributions to your Contract made after December 31, 1988 and any increases in cash value after December 31, 1988 may not be distributed unless you are:
(a) age 59 1/2, (b) no longer employed, (c) deceased, (d) disabled, or
(e) experiencing a financial hardship (cash value increases may not be distributed for hardships prior to age 59 1/2). Distributions prior to age
59 1/2 due to financial hardship; unemployment or retirement may still be subject to a penalty tax of 10%.

WE ENCOURAGE YOU TO CONSULT WITH YOUR QUALIFIED TAX ADVISER BEFORE MAKING ANY SURRENDERS. PLEASE SEE THE "FEDERAL TAX CONSIDERATIONS" SECTION FOR MORE INFORMATION.

ANNUITY PAYOUTS
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THIS SECTION DESCRIBES WHAT HAPPENS WHEN WE BEGIN TO MAKE REGULAR ANNUITY PAYOUTS FROM YOUR CONTRACT. YOU, AS THE CONTRACT OWNER, SHOULD ANSWER FIVE
QUESTIONS:

- When do you want Annuity Payouts to begin?

- Which Annuity Payout Option do you want to use?

- How often do you want to receive Annuity Payouts?

- What level of Assumed Investment Return should you choose?

- Do you want Annuity Payouts to be fixed or variable or a combination?

Please check with your financial adviser to select the Annuity Payout Option that best meets your income needs.

1. WHEN DO YOU WANT ANNUITY PAYOUTS TO BEGIN?

You select an Annuity Commencement Date when you purchase your Contract or at any time before you begin receiving Annuity Payouts. You may change the Annuity Commencement Date by notifying us within thirty days prior to the date. The Annuity Commencement Date cannot be deferred beyond the Annuitant's 91st birthday. The date you select may have tax consequences, so please check with a qualified tax advisor. If this Contract is issued to the trustee of a Charitable Remainder Trust, the Annuity Commencement Date may be deferred to the Annuitant's 100th birthday.

The Annuity Calculation Date is when the amount of your Annuity Payout is determined. This occurs within five Valuation Days before your selected Annuity Commencement Date.

All Annuity Payouts, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date. After the initial payout, if an Annuity Payout date falls on a Non-Valuation Day, the Annuity Payout is computed on the prior Valuation Day. If the Annuity Payout date does not occur in a given month due to a leap year or months with only 28 days (i.e. the 31st), the Annuity Payout will be computed on the last Valuation Day of the month.

2. WHICH ANNUITY PAYOUT OPTION DO YOU WANT TO USE?

Your Contract contains the Annuity Payout Options described below. The Annuity Proceeds Settlement Option is an option that can be elected by the Beneficiary and is described in the "Death Benefit" section. We may at times offer other Annuity Payout Options. Once we begin to make Annuity Payouts, the Annuity Payout Option cannot be changed.

LIFE ANNUITY

We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. A Payee would receive only one Annuity Payout if the Annuitant dies after the first payout, two Annuity Payouts if the Annuitant dies after the second payout, and so forth.

LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS

We will make Annuity Payouts as long as the Annuitant is living, but we at least guarantee to make Annuity Payouts for a time period you select either 10 or 20 years. If the Annuitant dies before the guaranteed number of years have passed, then the Beneficiary may elect to continue Annuity Payouts for the remainder of the guaranteed number of years.

JOINT AND FULL SURVIVOR ANNUITY

We will make Annuity Payouts as long as the Annuitant and Joint Annuitant are living. When one Annuitant dies, we continue to make Annuity Payouts to the other Annuitant until that second Annuitant dies.

JOINT AND 1/2 CONTINGENT SURVIVOR ANNUITY

We make Payouts as long as both the Annuitant and Joint Annuitant are alive. If the Annuitant dies first, we will make Payouts equal to 1/2 the original payout. If the Joint Annuitant dies first, we will continue to make Payouts at the full amount.

We may offer other Annuity Payout Options available.

IMPORTANT INFORMATION:

- YOU CANNOT SURRENDER YOUR CONTRACT ONCE ANNUITY PAYOUTS BEGIN.

- For Qualified Contracts, if you elect an Annuity Payout Option with a Period Certain, the guaranteed number of years must be less than the life expectancy of the Annuitant at the time the Annuity Payouts begin. We compute life expectancy using the IRS mortality tables.

- AUTOMATIC ANNUITY PAYOUTS -- If you do not elect an Annuity Payout Option, Annuity Payouts will automatically begin on the Annuity Commencement Date under the Life Annuity with Payments for a Period Certain Annuity Payout Option

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  with a ten-year period certain. Automatic Annuity Payouts will be fixed dollar amount Annuity Payouts, variable dollar amount Annuity Payouts, or a combination of fixed or variable dollar amount Annuity Payouts, depending on the investment allocation of your Account in effect on the Annuity Commencement Date.

3. HOW OFTEN DO YOU WANT THE PAYEE TO RECEIVE ANNUITY PAYOUTS?

In addition to selecting an Annuity Commencement Date and an Annuity Payout Option, you must also decide how often you want the Payee to receive Annuity Payouts. You may choose to receive Annuity Payouts:

- monthly,

- quarterly,

- semiannually, or

- annually.

Once you select a frequency, it cannot be changed. If you do not make a selection, the Payee will receive monthly Annuity Payouts. You must select a frequency that results in an Annuity Payout of at least $50. If the amount falls below $50, we have the right to change the frequency to bring the Annuity Payout up to at least $50.

WHAT IS THE ASSUMED INVESTMENT RETURN?

The Assumed Investment Return ("AIR") is the investment return before we start to make Annuity Payouts. It is a critical assumption for calculating variable dollar amount Annuity Payouts. The first Annuity Payout will be based upon the AIR. The remaining Annuity Payouts will fluctuate based on the performance of the underlying Funds. The AIR for this Contract is 3%.

For example, if the Sub-Accounts earned exactly the same as the AIR, then the second monthly Annuity Payout Option is the same as the first. If the Sub-Accounts earned more than the AIR, then the second monthly Annuity Payout Option is higher than the first. If the Sub-Accounts earned less than the AIR, then the second monthly Annuity Payout Option is lower than the first.

Level variable dollar Annuity Payouts would be produced if the investment returns remained constant and equal to the AIR. In fact, Annuity Payouts will vary up or down as the investment rate varies up or down from the AIR.

DO YOU WANT FIXED DOLLAR AMOUNT OR VARIABLE DOLLAR AMOUNT ANNUITY PAYOUTS OR A COMBINATION OF BOTH?

You may choose an Annuity Payout Option with fixed dollar amounts, variable dollar amounts or a combination depending on your income needs.

FIXED DOLLAR AMOUNT ANNUITY PAYOUTS -- Once a fixed dollar amount Annuity Payout begins, you cannot change your selection to receive variable dollar amount Annuity Payout. You will receive equal fixed dollar amount Annuity Payouts throughout the Annuity Payout period. Fixed dollar amount Annuity Payout amounts are determined by multiplying the Contract Value, minus any applicable Premium Taxes, by an annuity rate. The annuity rate is set by us and is not less than the rate specified in the fixed dollar amount Annuity Payout Option tables in your Contract.

VARIABLE DOLLAR AMOUNT ANNUITY PAYOUTS -- A variable dollar amount Annuity Payout is based on the investment performance of the Sub-Accounts. The variable dollar amount Annuity Payouts may fluctuate with the performance of the underlying Funds. To begin making variable dollar amount Annuity Payouts, we convert the first Annuity Payout amount to a set number of Annuity Units and then price those units to determine the Annuity Payout amount. The number of Annuity Units that determines the Annuity Payout amount remains fixed unless you transfer units between Sub-Accounts.

The dollar amount of the first variable Annuity Payout depends on:

- the Annuity Payout Option chosen,

- the Annuitant's attained age and gender (if applicable), and,

- the applicable annuity purchase rates based on the 1983a Individual Annuity Mortality table

- the Assumed Investment Return

The total amount of the first variable dollar amount Annuity Payout is determined by dividing the Contract Value minus any applicable Premium Taxes, by $1,000 and multiplying the result by the payment factor defined in the Contract for the selected Annuity Payout Option.

The dollar amount of each subsequent variable dollar amount Annuity Payout is equal to the total of:

Annuity Units for each Sub-Account multiplied by Annuity Unit Value for each Sub-Account.

The Annuity Unit Value of each Sub-Account for any Valuation Period is equal to the Accumulation Unit Value Net Investment Factor for the current Valuation Period multiplied by the Annuity Unit factor, multiplied by the Annuity Unit Value for the preceding Valuation Period.

COMBINATION ANNUITY PAYOUTS -- You may choose to receive a combination of fixed dollar amount and variable dollar amount annuity payouts as long as they total 100% of your Annuity Payout. For example, you may choose to receive 40% fixed dollar amount and 60% variable dollar amount to meet your income needs.

TRANSFER OF ANNUITY UNITS -- After the Annuity Calculation Date, you may transfer dollar amounts of Annuity Units from one Sub-Account to another four times per year. On the day you make a transfer, the dollar amounts are equal for both Sub-Accounts and the number of Annuity Units will be different. We will transfer the dollar amount of your Annuity Units the day we receive your written request if received before the close of the New York Stock Exchange. Otherwise, the transfer will be made on the next Valuation Day.

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OTHER PROGRAMS AVAILABLE

We may discontinue, modify or amend any of these Programs or any other programs we establish. Any changes to a Program will not affect Contract Owners currently enrolled in the Program.

INVESTEASE-REGISTERED TRADEMARK- -- InvestEase, which was formerly called "PAC," is an electronic transfer program that allows you to have money automatically transferred from your checking or savings account, and invested in your Contract. It is available for Premium Payments made after your initial Premium Payment. The minimum amount for each transfer is $50. You can elect to have transfers occur either monthly or quarterly, and they can be made into any Account available in your Contract.

AUTOMATIC INCOME PROGRAM -- The Automatic Income Program allows you to Surrender a percentage of your total Premium Payments each Contract Year. You can Surrender from the Accounts you select systematically on a monthly, quarterly, semiannual, or annual basis.

ASSET ALLOCATION PROGRAM -- Asset Allocation is a program that allows you to choose an allocation for your Sub-Accounts to help you reach your investment goals. The Contract offers model allocations with pre-selected Sub-Accounts and percentages that have been established for each type of investor ranging from conservative to aggressive. Over time, Sub-Account performance may cause your Contract's allocation percentages to change, but under the Asset Allocation Program, your Sub-Account allocations are rebalanced to the percentages in the current model you have chosen. You can transfer freely between allocation models up to twelve times per year. You can also allocate a portion of your investment to Sub-Accounts that may not be part of the model. You can only participate in one asset allocation model at a time.

ASSET REBALANCING -- Asset Rebalancing is another type of asset allocation program in which you customize your Sub-Accounts to meet your investment needs. You select the Sub-Accounts and the percentages you want allocated to each Sub-Account. Based on the frequency you select, your model will automatically rebalance to the original percentages chosen. You can transfer freely between models up to twelve times per year. You can also allocate a portion of your investment to Sub-Accounts that are not part of the model. You can only participate in one asset rebalancing model at a time.

DOLLAR COST AVERAGING PROGRAMS -- We currently offer two different types of Dollar Cost Averaging Programs in addition to the DCA Plus Program. If you enroll, you may select either the Fixed Amount DCA Program or the Earnings/Interest DCA Program. The Fixed Amount DCA Program allows you to regularly transfer an amount you select from the Fixed Accumulation Feature or any Fund into a different Fund. The Earnings/Interest DCA Program allows you to regularly transfer the interest from the Fixed Accumulation Feature or the earnings from one Fund into a different Fund. For either Program, you may select transfers on a monthly or quarterly basis, but you must at least make three transfers during the Program. The Fixed Amount DCA Program begins at the end of the length of the transfer period you selected plus two business days. That means if you select a monthly transfer, your Earnings/Interest DCA Program will begin one month plus two business days after your enrollment.

OTHER INFORMATION
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ASSIGNMENT -- A Non-Qualified Contract may be assigned. We must be properly notified in writing of an assignment. Any Annuity Payouts or Surrenders requested or scheduled before we record an assignment will be made according to the instructions we have on record. We are not responsible for determining the validity of an assignment. Assigning a Non-Qualified Contract may require the payment of income taxes and certain penalty taxes. Please consult a qualified tax adviser before assigning your Contract.

A Qualified Contract may not be transferred or otherwise assigned, unless allowed by applicable law.

CONTRACT MODIFICATION -- The Annuitant may not be changed. However, if the Annuitant is still living, the Contingent Annuitant may be changed at any time prior to the Annuity Commencement Date by sending us written notice.

We may modify the Contract, but no modification will affect the amount or term of any Contract unless a modification is required to conform the Contract to applicable federal or state law. No modification will effect the method by which Contract Values are determined.

HOW CONTRACTS ARE SOLD -- Woodbury Financial Services ("WFS") serves as Principal Underwriter for the securities issued with respect to the Separate Account. WFS is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. It is an affiliate of ours. WFS is ultimately controlled by The Hartford. The principal business address of WFS is 500 Bielenberg Drive, Woodbury, MN 55125. The securities will be sold by individuals who represent us as insurance agents and who are registered representatives of broker-dealers that have entered into distribution agreements with WFS.

Commissions will be paid by Fortis and will not be more than 7% of Premium Payments. From time to time, Fortis may pay or permit other promotional incentives, in cash or credit or other compensation.

Broker-dealers or financial institutions are compensated according to a schedule set forth by WFS and any applicable rules or regulations for variable insurance compensation. Compensation is generally based on Premium Payments made by policyholders or Contract Owners. This compensation is usually paid from the sales charges described in this prospectus.

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In addition, a broker-dealer or financial institution may also receive additional compensation for, among other things, training, marketing or other services provided. WFS, its affiliates or Fortis may also make compensation arrangements with certain broker-dealers or financial institutions based on total sales by the broker-dealer or financial institution of insurance products. These payments, which may be different for different broker-dealers or financial institutions, will be made by WFS, its affiliates or Fortis out of their own assets and will not affect the amounts paid by the policyholders or Contract Owners to purchase, hold or Surrender variable insurance products.

INDEPENDENT ACCOUNTANTS

The financial statements of First Fortis Life Insurance Company as of
December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 included in this Registration Statement have been audited by PricewaterhouseCoopers LLP and are included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The principal business address of PricewaterhouseCoopers LLP is 650 Third Avenue South, Suite 1300, Minneapolis, MN 55402.

INDEPENDENT PUBLIC ACCOUNTANTS -- We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP in connection with the financial statements of First Fortis Life Insurance Company Separate Account A for the year ending December 31, 2001 that were audited by Arthur Andersen LLP and are included in this registration statement. This may limit your ability to assert claims against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 because Arthur Andersen LLP did not consent to being named as having prepared its report.

LEGAL MATTERS

There are no material legal proceedings pending to which the Separate Account is a party.

Counsel with respect to federal laws and regulations applicable to the issue and sale of the Contracts and with respect to New York law is Douglas R. Lowe, corporate counsel, First Fortis Life Insurance Company, 500 Bielenberg Drive, Woodbury, MN 55125.

MORE INFORMATION

You may call your Registered Representative if you have any questions or write or call us at the address below:

Hartford Life Insurance Company
Attn: Investment Product Services
P.O. Box 5085
Hartford, Connecticut 06102-5085
Telephone: 1-800-862-6668 (Contract Owners)
         1-800-862-7155 (Registered Representatives)

FINANCIAL STATEMENTS

You can find financial statements of the Separate Account and Fortis in the Statement of Additional Information. To receive a copy of the Statement of Additional Information free of charge, call your representative or complete the form at the end of this prospectus and mail the form to us at the address indicated on the form.

FEDERAL TAX CONSIDERATIONS
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What are some of the federal tax consequences which affect these Contracts?

A.  GENERAL

Since federal tax law is complex, the tax consequences of purchasing this contract will vary depending on your situation. You may need tax or legal advice to help you determine whether purchasing this contract is right for you.

Our general discussion of the tax treatment of this contract is based on our understanding of federal income tax laws as they are currently interpreted. A detailed description of all federal income tax consequences regarding the purchase of this contract cannot be made in the prospectus. We also do not discuss state, municipal or other tax laws that may apply to this contract. For detailed information, you should consult with a qualified tax adviser familiar with your situation.

B.  TAXATION OF FORTIS AND THE SEPARATE ACCOUNT

The Separate Account is taxed as part of Fortis which is taxed as a life insurance company under Subchapter L of Chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the Separate Account will not be taxed as a "regulated investment company" under Subchapter M of Chapter 1 of the Code. Investment income and any realized capital gains on the assets of the Separate Account are reinvested and are taken into account in determining the value of the Accumulation and Annuity Units. As a result, such investment income and realized capital gains are automatically applied to increase reserves under the Contract.

No taxes are due on interest, dividends and short-term or long-term capital gains earned by the Separate Account with respect to Qualified or Non-Qualified Contracts.

C. TAXATION OF ANNUITIES -- GENERAL PROVISIONS AFFECTING PURCHASERS OTHER THAN QUALIFIED RETIREMENT PLANS

Section 72 of the Code governs the taxation of annuities in general.

 1. NON-NATURAL PERSONS, CORPORATIONS, ETC.

Code Section 72 contains provisions for contract owners which are not natural persons. Non-natural persons include corporations, trusts, limited liability companies, partnerships and other types of legal entities. The tax rules for contracts owned by non-natural persons are different from the rules for contracts owned by individuals. For example, the annual net increase in the value of the contract is currently includable in the gross income of a non-natural person, unless the non-natural person holds the contract as an agent for a natural person. There are additional exceptions from current inclusion for:

- certain annuities held by structured settlement companies,

FIRST FORTIS LIFE INSURANCE COMPANY                                           25
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- certain annuities held by an employer with respect to a terminated qualified retirement plan and

- certain immediate annuities.

A non-natural person which is a tax-exempt entity for federal tax purposes will not be subject to income tax as a result of this provision.

If the contract owner is a non-natural person, the primary annuitant is treated as the contract owner in applying mandatory distribution rules. These rules require that certain distributions be made upon the death of the contract owner. A change in the primary annuitant is also treated as the death of the contract owner.

 2. OTHER CONTRACT OWNERS (NATURAL PERSONS).

A Contract Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.

The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.

    a. DISTRIBUTIONS PRIOR TO THE ANNUITY COMMENCEMENT DATE.

  i. Total premium payments less amounts received which were not includable in gross income equal the "investment in the contract" under Section 72 of the Code.

 ii. To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract." It is unclear what value should be used in determining the "income on the contract." We believe that the current Contract value (determined without regard to surrender charges) is an appropriate measure. However, the IRS could take the position that the value should be the current Contract value (determined without regard to surrender charges) increased by some measure of the value of certain future benefits.

 iii. Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."

 iv. The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.

 v. In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between spouses or incident to divorce.

 vi. In general, any amount actually received under the Contract as a Death Benefit, including any optional Death Benefits, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. As a result, we believe that for federal tax purposes any optional Death Benefits should be treated as an integral part of the Contract's benefits (i.e., as an investment protection benefit) and that any charges under the Contract for any optional Death Benefits should not be treated as an amount received by the Contract Owner for purposes of this subparagraph a. However, it is possible that the IRS could take a contrary position that some or all of these charges for any optional Death Benefits should be treated for federal tax purposes as an amount received under the Contract (e.g., as an amount distributed from the Contract to pay for an additional benefit that should be treated as a benefit that is being provided by a separate contract for tax purposes, i.e., by a separate contract that is not part of the annuity Contract for tax purposes).

    b. DISTRIBUTIONS AFTER ANNUITY COMMENCEMENT DATE.

Annuity payments made periodically after the Annuity Commencement Date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the Annuity Commencement Date (the "exclusion ratio").

  i. When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the Annuity Commencement Date, any additional payments (including surrenders) will be entirely includable in gross income.

 ii. If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.

 iii. Generally, nonperiodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any

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    surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).

    c. AGGREGATION OF TWO OR MORE ANNUITY CONTRACTS.

Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same Contract Owner within the same calendar year (other than certain contracts held in connection with a tax-qualified retirement arrangement) will be treated as one annuity Contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new Contract for this purpose. We believe that for any annuity subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will first be treated as withdrawals of income until all of the income from all such Contracts is withdrawn. As of the date of this prospectus, there are no regulations interpreting this provision.

    d. 10% PENALTY TAX -- APPLICABLE TO CERTAIN WITHDRAWALS AND ANNUITY
       PAYMENTS.

  i. If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.

 ii. The 10% penalty tax will not apply to the following distributions:

    1. Distributions made on or after the date the recipient has attained the age of 59 1/2.

    2. Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.

    3.  Distributions attributable to a recipient's becoming disabled.

    4. A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the recipient (or the joint lives or life expectancies of the recipient and the recipient's designated Beneficiary). In determining whether a payment stream designed to satisfy this exception qualifies, it is possible that the IRS could take the position that the entire interest in the Contract should include not only the current Contract value, but also some measure of the value of certain future benefits.

    5. Distributions made under certain annuities issued in connection with structured settlement agreements.

    6. Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).

    e. SPECIAL PROVISIONS AFFECTING CONTRACTS OBTAINED THROUGH A TAX-FREE EXCHANGE OF OTHER ANNUITY OR LIFE INSURANCE CONTRACTS PURCHASED PRIOR TO AUGUST 14, 1982.

If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come
(1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract,
(2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and
(4) last from the remaining "investment in the contract." As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.

    f. REQUIRED DISTRIBUTIONS.

  i. Death of Contract Owner or Primary Annuitant
    Subject to the alternative election or spouse beneficiary provisions in ii or iii below:

     1. If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

     2. If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract will be distributed within 5 years after such death; and

     3. If the Contract Owner is not an individual, then for purposes of 1. or
        2. above, the primary annuitant under the Contract shall be treated as the Contract Owner, and any change in the primary annuitant shall be treated as the death of the Contract Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.

 ii. Alternative Election to Satisfy Distribution Requirements
    If any portion of the interest of a Contract Owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Distributions must begin within a year of the Contract Owner's death.

FIRST FORTIS LIFE INSURANCE COMPANY                                           27
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 iii. Spouse Beneficiary
    If any portion of the interest of a Contract Owner is payable to or for the benefit of his or her spouse, and the Annuitant or Contingent Annuitant is living, such spouse shall be treated as the Contract Owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this contract.

    g. ADDITION OF RIDERS.

The addition of a rider to the Contract could cause it to be considered newly issued or entered into, for tax purposes, and thus could result in the loss of certain grandfathering with respect to the Contract. Please contact your tax adviser for more information.

 3. DIVERSIFICATION REQUIREMENTS.

The Code requires that investments supporting your contract be adequately diversified. Code Section 817 provides that a variable annuity contract will not be treated as an annuity contract for any period during which the investments made by the separate account or underlying fund are not adequately diversified. If a contract is not treated as an annuity contract, the contract owner will be subject to income tax on annual increases in cash value.

The Treasury Department's diversification regulations require, among other things, that:

- no more than 55% of the value of the total assets of the segregated asset account underlying a variable contract is represented by any one investment,

- no more than 70% is represented by any two investments,

- no more than 80% is represented by any three investments and

- no more than 90% is represented by any four investments.

In determining whether the diversification standards are met, all securities of the same issuer, all interests in the same real property project, and all interests in the same commodity are each treated as a single investment. In the case of government securities, each government agency or instrumentality is treated as a separate issuer.

A separate account must be in compliance with the diversification standards on the last day of each calendar quarter or within 30 days after the quarter ends. If an insurance company inadvertently fails to meet the diversification requirements, the company may still comply within a reasonable period and avoid the taxation of contract income on an ongoing basis. However, either the company or the contract owner must agree to pay the tax due for the period during which the diversification requirements were not met.

We monitor the diversification of investments in the separate accounts and test for diversification as required by the Code. We intend to administer all contracts subject to the diversification requirements in a manner that will maintain adequate diversification.

 4. OWNERSHIP OF THE ASSETS IN THE SEPARATE ACCOUNT.

In order for a variable annuity contract to qualify for tax deferral, assets in the separate accounts supporting the contract must be considered to be owned by the insurance company and not by the contract owner. It is unclear under what circumstances an investor is considered to have enough control over the assets in the separate account to be considered the owner of the assets for tax purposes.

The IRS has issued several rulings discussing investor control. These rulings say that certain incidents of ownership by the contract owner, such as the ability to select and control investments in a separate account, will cause the contract owner to be treated as the owner of the assets for tax purposes.

In its explanation of the diversification regulations, the Treasury Department recognized that the temporary regulations "do not provide guidance concerning the circumstances in which investor control of the investments of a segregated asset account may cause the investor, rather than the insurance company, to be treated as the owner of the assets in the account." The explanation further indicates that "the temporary regulations provide that in appropriate cases a segregated asset account may include multiple sub-accounts, but do not specify the extent to which policyholders may direct their investments to particular sub-accounts without being treated as the owners of the underlying assets. Guidance on this and other issues will be provided in regulations or revenue rulings under Section 817(d), relating to the definition of variable contract."

The final regulations issued under Section 817 did not provide guidance regarding investor control, and as of the date of this prospectus, guidance has yet to be issued. We do not know if additional guidance will be issued. If guidance is issued, we do not know if it will have a retroactive effect.

Due to the lack of specific guidance on investor control, there is some uncertainty about when a contract owner is considered the owner of the assets for tax purposes. We reserve the right to modify the contract, as necessary, to prevent you from being considered the owner of assets in the separate account.

D.  FEDERAL INCOME TAX WITHHOLDING

Any portion of a distribution that is current taxable income to the Contract Owner will generally be subject to federal income tax withholding and reporting under the Code. Generally, however, a Contract Owner may elect not to have income taxes withheld or to have income taxes withheld at a different rate by filing a completed election form with us. Election forms will be provided at the time distributions are requested.

E.  GENERAL PROVISIONS AFFECTING QUALIFIED RETIREMENT PLANS

The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to Appendix I for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.

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F.  ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal income tax and withholding on taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required tax forms are submitted to us. In addition, purchasers may be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity purchase.

G.  GENERATION SKIPPING TRANSFER TAX

Under certain circumstances, the Code may impose a "generation skipping transfer tax" when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

H.  ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001

The Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") repealed the Federal estate tax and replaced it with a carryover basis income tax regime effective for estates of decedents dying after December 31, 2009. EGTRRA also repealed the generation skipping transfer tax, but not the gift tax, for transfers made after December 31, 2009. EGTRRA contains a sunset provision, which essentially returns the Federal estate, gift and generation skipping transfer taxes to their pre-EGTRRA form, beginning in 2011. Congress may or may not enact permanent repeal between now and then.

During the period prior to 2010, EGTRRA provides for periodic decreases in the maximum estate tax rate coupled with periodic increases in the unified credit exemption amount. For 2003, the maximum estate tax rate is 49% and the unified credit exemption amount is $1,000,000.

The complexity of the new tax law, along with uncertainty as to how it might be modified in coming years, underscores the importance of seeking guidance from a qualified advisor to help ensure that your estate plan adequately addresses your needs and that of your beneficiaries under all possible scenarios.

INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS
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This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.

The Contracts may offer death benefits that may exceed the greater of the amounts paid for the Contract or the Contract's cash value. Owners who intend to use the Contract in connection with tax-qualified retirement plans should consider the income tax effects that such a death benefit may have on the plan.

The federal tax rules applicable to owners of Contracts under tax-qualified retirement plans vary according to the type of plan as well as the terms and conditions of the plan itself. Contract owners, plan participants and beneficiaries are cautioned that the rights and benefits of any person may be controlled by the terms and conditions of the tax-qualified retirement plan itself, regardless of the terms and conditions of a Contract. We are not bound by the terms and conditions of such plans to the extent such terms conflict with a Contract, unless we specifically consent to be bound.

Some tax-qualified retirement plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable law. Tax penalties may apply to transactions with respect to tax-qualified retirement plans if applicable federal income tax rules and restrictions are not carefully observed.

We do not currently offer the Contracts in connection with all of the types of tax-qualified retirement plans discussed below and may not offer the Contracts for all types of tax-qualified retirement plans in the future.

1. TAX-QUALIFIED PENSION OR PROFIT-SHARING PLANS -- Eligible employers can establish certain tax-qualified pension and profit-sharing plans under section 401 of the Code. Rules under section 401(k) of the Code govern certain "cash or deferred arrangements" under such plans. Rules under section 408(k) govern "simplified employee pensions". Tax-qualified pension and profit-sharing plans are subject to limitations on the amount that may be contributed, the persons who may be eligible to participate, the time when distributions must commence, and the form in which distributions must be paid. Employers intending to use the Contracts in connection with tax-qualified pension or profit-sharing plans should seek competent tax and other legal advice. If the death benefit under the Contract can exceed the greater of the amount paid for the Contract and the Contract's cash value, it is possible that the IRS would characterize such death benefit as an "incidental death benefit." There are limitations on the amount of incidental benefits that may be provided under pension and profit sharing plans. In addition, the provision of such benefits may result in currently taxable income to the participants.

2. TAX SHELTERED ANNUITIES UNDER SECTION 403(b) -- Public schools and certain types of charitable, educational and scientific organizations, as specified in section 501(c)(3) of the Code,

FIRST FORTIS LIFE INSURANCE COMPANY                                           29
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can purchase tax-sheltered annuity contracts for their employees. Tax-deferred contributions can be made to tax-sheltered annuity contracts under section 403(b) of the Code, subject to certain limitations. In general, total contributions may not exceed the lesser of (1) 100% of the participant's compensation, and (2) $40,000 (adjusted for increases in cost-of-living). The maximum elective deferral amount is equal to $12,000 for 2003, $13,000 for 2004, $14,000 for 2005, and $15,000 for 2006 and thereafter, indexed. The limitation on elective deferrals may be increased to allow certain "catch-up" contributions for individuals who have attained age 50.

Tax-sheltered annuity programs under section 403(b) are subject to a PROHIBITION AGAINST DISTRIBUTIONS FROM THE CONTRACT ATTRIBUTABLE TO CONTRIBUTIONS MADE PURSUANT TO A SALARY REDUCTION AGREEMENT, unless such distribution is made:

- after the participating employee attains age 59 1/2;

- upon severance from employment;

- upon death or disability; or

- in the case of hardship (and in the case of hardship, any income attributable to such contributions may not be distributed).

Generally, the above restrictions do not apply to distributions attributable to cash values or other amounts held under a section 403(b) contract as of December 31, 1988.

If the death benefit under the Contract can exceed the greater of the amount paid for the Contract and the Contract's cash value, it is possible that the IRS would characterize such death benefit as an "incidental death benefit." If the death benefit were so characterized, this could result in currently taxable income to purchasers. In addition, there are limitations on the amount of incidental death benefits that may be provided under a section 403(b) arrangement.

3. DEFERRED COMPENSATION PLANS UNDER SECTION 457 -- Certain governmental employers or tax-exempt employers other than a governmental unit can establish a Deferred Compensation Plan under section 457 of the Code. For these purposes, a "governmental employer" is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. Employees and independent contractors performing services for a governmental or tax-exempt employer can elect to have contributions made to a Deferred Compensation Plan of their employer in accordance with the employer's plan and section 457 of the Code.

Deferred Compensation Plans that meet the requirements of section 457(b) of the Code are called "eligible" Deferred Compensation Plans. Section 457(b) limits the amount of contributions that can be made to an eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant's includible compensation or (2) the applicable dollar amount, equal to $12,000 for 2003, $13,000 for 2004, $14,000 for 2005, and $15,000 for 2006 and thereafter, indexed. The plan may provide for additional "catch-up" contributions during the three taxable years ending before the year in which the participant attains normal retirement age. In addition, the contribution limitation may be increased to allow certain "catch-up" contributions for individuals who have attained age 50.

All of the assets and income of an eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, certain custodial accounts and annuity contracts are treated as trusts. The requirement of a trust does not apply to amounts under an eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, the requirement of a trust does not apply to amounts under a Deferred Compensation Plan of a governmental employer if the Deferred Compensation Plan is not an eligible plan within the meaning of section 457(b) of the Code. In the absence of such a trust, amounts under the plan will be subject to the claims of the employer's general creditors.

In general, distributions from an eligible Deferred Compensation Plan to a participant or beneficiary are prohibited under section 457 of the Code unless made after the participating employee:

- attains age 70 1/2,

- has a severance from employment as defined in the Code (including death of the participating employee), or

- suffers an unforeseeable financial emergency as defined in the Code.

4. INDIVIDUAL RETIREMENT ANNUITIES ("IRAS") UNDER SECTION 408

TRADITIONAL IRAS -- Eligible individuals can establish individual retirement programs under section 408 of the Code through the purchase of an IRA. Section 408 imposes limits with respect to IRAs, including limits on the amount that may be contributed to an IRA, the amount of such contributions that may be deducted from taxable income, the persons who may be eligible to contribute to an IRA, and the time when distributions commence from an IRA. See Section 6 below for a discussion of rollovers involving IRAs.

SIMPLE IRAS -- Eligible employees may establish SIMPLE IRAs in connection with a SIMPLE IRA plan of an employer under section 408(p) of the Code. Special rollover rules apply to SIMPLE IRAs. Amounts can be rolled over from one SIMPLE IRA to another SIMPLE IRA. However, amounts can be rolled over from a SIMPLE IRA to a Traditional IRA only after two years have expired since the employee first commenced participation in the employer's SIMPLE IRA plan. Amounts cannot be rolled over to a SIMPLE IRA from a qualified plan or a Traditional IRA. Fortis is a non-designated financial institution for purposes of the SIMPLE IRA rules.

ROTH IRAS -- Eligible individuals may establish Roth IRAs under section 408A of the Code. Contributions to a Roth IRA are not deductible. Subject to special limitations, a Traditional IRA,

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SIMPLE IRA or Simplified Employee Pension under Section 408(k) of the Code may be converted into a Roth IRA or a distribution from such an arrangement may be rolled over to a Roth IRA. However, a conversion or a rollover to a Roth IRA is not excludable from gross income. If certain conditions are met, qualified distributions from a Roth IRA are tax-free.

5. FEDERAL TAX PENALTIES AND WITHHOLDING -- Distributions from tax-qualified retirement plans are generally taxed as ordinary income under section 72 of the Code. Under these rules, a portion of each distribution may be excludable from income. The excludable amount is the portion of the distribution that bears the same ratio as the after-tax contributions bear to the expected return.

(a) PENALTY TAX ON EARLY DISTRIBUTIONS Section 72(t) of the Code imposes an additional penalty tax equal to 10% of the taxable portion of a distribution from certain tax-qualified retirement plans. However, the 10% penalty tax does not apply to a distribution that is:

- Made on or after the date on which the employee reaches age 59 1/2;

- Made to a beneficiary (or to the estate of the employee) on or after the death of the employee;

- Attributable to the employee's becoming disabled (as defined in the Code);

- Part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and his or her designated beneficiary. In determining whether a payment stream designed to satisfy this exception qualifies, it is possible that the IRS could take the position that the entire interest in the Contract should include not only the current Contract value, but also some measure of the value of certain future benefits;

- Except in the case of an IRA, made to an employee after separation from service after reaching age 55; or

- Not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year.

In addition, the 10% penalty tax does not apply to a distribution from an IRA that is:

- Made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;

- Not in excess of the amount of certain qualifying higher education expenses, as defined by section 72(t)(7) of the Code; or

- A qualified first-time homebuyer distribution meeting the requirements specified at section 72(t)(8) of the Code.

If you are a participant in a SIMPLE IRA plan, you should be aware that the 10% penalty tax is increased to 25% with respect to non-exempt early distributions made from your SIMPLE IRA during the first two years following the date you first commenced participation in any SIMPLE IRA plan of your employer.

(b) MINIMUM DISTRIBUTION PENALTY TAX If the amount distributed is less than the minimum required distribution for the year, the Participant is subject to a 50% penalty tax on the amount that was not properly distributed.

An individual's interest in a tax-qualified retirement plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of:

- the calendar year in which the individual attains age 70 1/2; or

- the calendar year in which the individual retires from service with the employer sponsoring the plan.

The Required Beginning Date for an individual who is a five (5) percent owner (as defined in the Code), or who is the owner of an IRA, is April 1 of the calendar year following the calendar year in which the individual attains age 70 1/2.

The entire interest of the Participant must be distributed beginning no later than the Required Beginning Date over:

- the life of the Participant or the lives of the Participant and the Participant's designated beneficiary (as defined in the Code), or

- over a period not extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and the Participant's designated beneficiary.

Each annual distribution must equal or exceed a "minimum distribution amount" which is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. In addition, minimum distribution incidental benefit rules may require a larger annual distribution. Required minimum distributions also can be made in the form of annuity payments. The death benefit under the contract may affect the amount of the minimum required distribution that must be taken.

If an individual dies before reaching his or her Required Beginning Date, the individual's entire interest must generally be distributed within five years of the individual's death. However, this rule will be deemed satisfied, if distributions begin before the close of the calendar year following the individual's death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of the beneficiary). If the beneficiary is the individual's surviving spouse, distributions may be delayed until the individual would have attained age 70 1/2.

If an individual dies after reaching his or her Required Beginning Date or after distributions have commenced, the individual's interest must generally be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.

FIRST FORTIS LIFE INSURANCE COMPANY                                           31
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The minimum distribution requirements apply to Roth IRAs after the Contract owner dies, but not while the Contract owner is alive. In addition, if the owner of a Traditional or Roth IRA dies and the Contract owner's spouse is the sole designated beneficiary, the surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.

In 2002, the Internal Revenue Service issued final and temporary regulations in the Federal Register relating to minimum required distributions. Please consult with your tax or legal adviser with any questions regarding the new regulations.

(c) WITHHOLDING We are generally required to withhold federal income tax from the taxable portion of each distribution made under a Contract. The federal income tax withholding requirements, including the rate at which withholding applies, depend on whether a distribution is or is not an eligible rollover distribution.

Federal income tax withholding from the taxable portion of distributions that are not eligible rollover distributions is required unless the payee is eligible to, and does in fact, elect not to have income tax withheld by filing an election with us. Where the payee does not elect out of withholding, the rate of income tax to be withheld depends on whether the distribution is nonperiodic or periodic. Regardless of whether an election is made not to have federal income taxes withheld, the recipient is still liable for payment of federal income tax on the taxable portion of the distribution.

For periodic payments, federal income tax will be withheld from the taxable portion of the distribution by treating the payment as wages under IRS wage withholding tables, using the marital status and number of withholding allowances elected by the payee on an IRS Form W-4P, or acceptable substitute, filed with us. Where the payee has not filed a Form W-4P, or acceptable substitute, with us, the payee will be treated as married claiming three withholding allowances. Special rules apply where the payee has not provided us with a proper taxpayer identification number or where the payments are sent outside the United States or U.S. possessions.

For nonperiodic distributions, where a payee has not elected out of withholding, income tax will be withheld at a rate of 10 percent from the taxable portion of the distribution.

Federal income tax withholding is required at a rate of 20 percent from the taxable portion of any distribution that is an eligible rollover distribution to the extent it is not directly rolled over to an eligible recipient plan. Payees cannot elect out of income tax withholding with respect to such distributions.

Also, special withholding rules apply with respect to distributions from non-governmental section 457(b) plans, and to distributions made to individuals who are neither citizens or resident aliens of the United States.

6. ROLLOVER DISTRIBUTIONS -- Under present federal tax law, "eligible rollover distributions" from qualified retirement plans under section 401(a) of the Code, qualified annuities under section 403(a) of the Code, section 403(b) arrangements, and governmental 457(b) plans generally can be rolled over tax-free within 60 days to any of such plans or arrangements that accept such rollovers. Similarly, distributions from an IRA generally are permitted to be rolled over tax-free within 60 days to a qualified plan, qualified annuity, section 403(b) arrangement, or governmental 457(b) plan. After tax contributions may be rolled over from a qualified plan, qualified annuity or governmental 457 plan into another qualified plan or an IRA. In the case of such a rollover of after tax contributions, the rollover is permitted to be accomplished only through a direct rollover. In addition, a qualified plan is not permitted to accept rollovers of after tax contributions unless the plan provides separate accounting for such contributions (and earnings thereon). Similar rules apply for purposes of rolling over after tax contributions from a section 403(b) arrangement. After tax contributions (including nondeductible contributions to an IRA) are not permitted to be rolled over from an IRA into a qualified plan, qualified annuity, section 403(b) arrangement, or governmental 457(b) plan.

For this purpose, an eligible rollover distribution is generally a distribution to an employee of all or any portion of the balance to the credit of the employee in a qualified trust under section 401(a) of the Code, qualified annuity under section 403(a) of the Code, a 403(b) arrangement or a governmental 457(b) plan. However, an eligible rollover distribution does not include: any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made (1) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and the employee's designated beneficiary, or (2) for a specified period of 10 years or more; any distribution to the extent it is a required minimum distribution amount (discussed above); or any distribution which is made upon hardship of the employee.

Separate accounting is required on amounts rolled from plans described under Code sections 401, 403(b) or 408(IRA), when those amounts are rolled into plans described under section 457(b) sponsored by governmental employers. These amounts, when distributed from the governmental 457(b) plan, will be subject to the 10% early withdrawal tax applicable to distributions from plans described under sections 401, 403(b) or 408(IRA), respectively.

32                                           FIRST FORTIS LIFE INSURANCE COMPANY
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ACCUMULATION UNIT VALUES

(FOR AN ACCUMULATION UNIT OUTSTANDING THROUGHOUT THE PERIOD)

The following information should be read in conjunction with the financial statements for the Separate Account included in the Statement of Additional Information, which is incorporated by reference in this prospectus.

                                                                             YEAR ENDED DECEMBER 31,
---------------------------------------------------------------------------------------------------------------------------
SUB-ACCOUNT                                               2002        2001        2000        1999        1998      1997
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERNATIONAL PORTFOLIO
  Accumulation Unit Value at beginning of period       $10.456     $13.544     $16.990     $12.175     $10.818   $10.517
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $ 8.819     $10.456     $13.544     $16.990     $12.175   $10.818
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                    18          18          21           5           6         4
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET PORFOLIO
  Accumulation Unit Value at beginning of period       $12.945          --          --          --          --        --(a)
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $12.954          --          --          --          --        --
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                   154          --          --          --          --        --
---------------------------------------------------------------------------------------------------------------------------
ALLIANCE PREMIER GROWTH PORTFOLIO
  Accumulation Unit Value at beginning of period       $20.887     $25.357     $30.515     $23.171     $15.729   $11.803
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $14.421     $20.887     $25.357     $30.515     $23.171   $15.729
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                    32          39          39          33          33        18
---------------------------------------------------------------------------------------------------------------------------
AMERICAN CENTURY VP BALANCED FUND
  Accumulation Unit Value at beginning of period       $14.819     $15.456     $15.952     $14.567     $12.639   $10.972
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $13.343     $14.819     $15.456     $15.952     $14.567   $12.639
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                     5           5           8           5           2         1
---------------------------------------------------------------------------------------------------------------------------
AMERICAN CENTURY VP CAPITAL APPRECIATION FUND
  Accumulation Unit Value at beginning of period       $11.172     $15.691     $14.453     $ 8.825     $ 9.061   $ 9.412
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $ 8.764     $11.172     $15.691     $14.453     $ 8.825   $ 9.061
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                     5           6          10           3           1        --
---------------------------------------------------------------------------------------------------------------------------
FEDERATED AMERICAN LEADERS FUND II
  Accumulation Unit Value at beginning of period       $18.155     $19.046     $18.671     $17.577     $15.012   $11.395
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $14.420     $18.155     $19.046     $18.671     $17.577   $15.012
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                     9           9           8           1           4        --
---------------------------------------------------------------------------------------------------------------------------
FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES FUND II
  Accumulation Unit Value at beginning of period       $13.364     $12.542     $11.352     $11.473     $10.705   $10.000
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $14.508     $13.364     $12.542     $11.352     $11.473   $10.705
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                    25          35          21           8           4         2
---------------------------------------------------------------------------------------------------------------------------

FIRST FORTIS LIFE INSURANCE COMPANY                                           33
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                                                                             YEAR ENDED DECEMBER 31,
---------------------------------------------------------------------------------------------------------------------------
SUB-ACCOUNT                                               2002        2001        2000        1999        1998      1997
---------------------------------------------------------------------------------------------------------------------------
FEDERATED HIGH INCOME BOND FUND II
  Accumulation Unit Value at beginning of period       $11.834     $11.733     $12.956     $12.720     $12.441   $10.978
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $11.946     $11.834     $11.733     $12.956     $12.720   $12.441
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                     8           7          11           9          32        30
---------------------------------------------------------------------------------------------------------------------------
FEDERATED UTILITY FUND II
  Accumulation Unit Value at beginning of period       $12.116     $14.115     $15.561     $15.375     $13.550   $10.748
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $ 9.178     $12.116     $14.115     $15.561     $15.375   $13.550
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                     3           3           7           4           3        --
---------------------------------------------------------------------------------------------------------------------------
HARTFORD INDEX HLS FUND
  Accumulation Unit Value at beginning of period       $15.493     $17.748     $19.700     $16.424     $12.883   $ 9.790
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $11.961     $15.493     $17.748     $19.700     $16.424   $12.883
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                    22          42          28          43           2        --
---------------------------------------------------------------------------------------------------------------------------
ING VP EMERGING MARKETS FUND
  Accumulation Unit Value at beginning of period       $ 7.111     $ 7.993     $13.480     $ 5.940     $ 8.300   $ 9.427
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $ 6.418     $ 7.111     $ 7.993     $13.480     $ 5.940   $ 8.300
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                     1           4           2           1          --        --
---------------------------------------------------------------------------------------------------------------------------
ING VP NATURAL RESOURCES TRUST
  Accumulation Unit Value at beginning of period       $11.522     $13.768     $11.684     $10.288     $12.853   $12.050
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $11.230     $11.522     $13.768     $11.684     $10.288   $12.853
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                     2           9           1           1          --        --
---------------------------------------------------------------------------------------------------------------------------
INVESCO VIF CORE EQUITY FUND
  Accumulation Unit Value at beginning of period       $15.047     $16.592     $15.922     $13.928     $12.137   $10.000
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $12.117     $15.047     $16.592     $15.922     $13.928   $12.137
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                     9          --          --          --          --        --
---------------------------------------------------------------------------------------------------------------------------
INVESCO VIF HEALTH SCIENCES FUND
  Accumulation Unit Value at beginning of period       $18.480     $21.236     $16.342     $15.654     $11.007   $10.000
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $13.899     $18.480     $21.236     $16.342     $15.654   $11.007
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                    12          13          23           6           8        --
---------------------------------------------------------------------------------------------------------------------------
INVESCO VIF TECHNOLOGY FUND
  Accumulation Unit Value at beginning of period       $15.178     $28.144     $36.917     $14.322     $11.446   $10.000
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $ 8.032     $15.178     $28.144     $36.917     $14.322   $11.446
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                    31          46          45          31           2        --
---------------------------------------------------------------------------------------------------------------------------

34                                           FIRST FORTIS LIFE INSURANCE COMPANY
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                                                                             YEAR ENDED DECEMBER 31,
---------------------------------------------------------------------------------------------------------------------------
SUB-ACCOUNT                                               2002        2001        2000        1999        1998      1997
---------------------------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH SERIES
  Accumulation Unit Value at beginning of period       $17.158     $25.912     $32.324     $18.374     $13.756   $11.335
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $11.314     $17.158     $25.912     $32.324     $18.374   $13.756
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                     6          12          14          13           7        11
---------------------------------------------------------------------------------------------------------------------------
MFS HIGH INCOME SERIES
  Accumulation Unit Value at beginning of period       $12.272     $12.077     $12.998     $12.266     $12.342   $10.912
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $12.531     $12.272     $12.077     $12.998     $12.266   $12.342
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                    12          11          15          14          43        39
---------------------------------------------------------------------------------------------------------------------------
MFS STRATEGIC INCOME SERIES
  Accumulation Unit Value at beginning of period       $11.633     $11.154     $10.685     $11.008     $10.249   $10.411
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $12.553     $11.633     $11.154     $10.685     $11.008   $10.249
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                     2           4           6           2          --        --
---------------------------------------------------------------------------------------------------------------------------
MONTGOMERY VARIABLE SERIES: EMERGING MARKETS FUND
  Accumulation Unit Value at beginning of period       $ 7.077     $ 7.640     $10.741     $ 6.546     $10.527   $10.632
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $ 6.363     $ 7.077     $ 7.640     $10.741     $ 6.546   $10.527
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                     4          12          10           5           2         1
---------------------------------------------------------------------------------------------------------------------------
NEUBERGER & BERMAN AMT LIMITED MATURITY BOND
  PORTFOLIO
  Accumulation Unit Value at beginning of period       $12.691     $11.718     $11.023     $10.911     $10.498   $10.000
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $13.309     $12.691     $11.718     $11.023     $10.911   $10.498
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                    13           8           4           3           5        --
---------------------------------------------------------------------------------------------------------------------------
NEUBERGER & BERMAN AMT PARTNERS PORTFOLIO
  Accumulation Unit Value at beginning of period       $13.422     $13.880     $13.835     $12.946     $12.478   $10.000
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $10.135     $13.422     $13.880     $13.835     $12.946   $12.478
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                     4           6           8           3           4         1
---------------------------------------------------------------------------------------------------------------------------
SAFECO EQUITY PORTFOLIO
  Accumulation Unit Value at beginning of period       $13.166     $14.596     $16.436     $15.105     $12.152   $ 9.778
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $ 9.711     $13.166     $14.596     $16.436     $15.105   $12.152
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                    21          26          33          25          25        19
---------------------------------------------------------------------------------------------------------------------------
SAFECO GROWTH OPPORTUNITIES PORTFOLIO
  Accumulation Unit Value at beginning of period       $17.757     $14.973     $16.023     $15.237     $14.993   $10.398
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $11.019     $17.757     $14.973     $16.023     $15.237   $14.993
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                    14          28          13           8          14         1
---------------------------------------------------------------------------------------------------------------------------

FIRST FORTIS LIFE INSURANCE COMPANY                                           35
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                                                                             YEAR ENDED DECEMBER 31,
---------------------------------------------------------------------------------------------------------------------------
SUB-ACCOUNT                                               2002        2001        2000        1999        1998      1997
---------------------------------------------------------------------------------------------------------------------------
THE STRONG DISCOVERY FUND II
  Accumulation Unit Value at beginning of period       $13.563          --          --          --          --        --(b)
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $11.788          --          --          --          --        --
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                    --          --          --          --          --        --
---------------------------------------------------------------------------------------------------------------------------
THE STRONG INTERNATIONAL STOCK FUND II
  Accumulation Unit Value at beginning of period       $ 7.283          --          --          --          --        --(b)
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $ 5.456          --          --          --          --        --
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                    --          --          --          --          --        --
---------------------------------------------------------------------------------------------------------------------------
THE STRONG MID CAP GROWTH FUND II
  Accumulation Unit Value at beginning of period       $10.876     $10.000          --          --          --        --
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $ 6.762     $10.876          --          --          --        --
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                     7          --          --          --          --        --
---------------------------------------------------------------------------------------------------------------------------
VAN ECK WORLDWIDE BOND FUND
  Accumulation Unit Value at beginning of period       $10.354     $10.954     $10.807     $11.778     $10.493   $10.293
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $12.540     $10.354     $10.954     $10.807     $11.778   $10.493
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                     2           1           2           2           1         4
---------------------------------------------------------------------------------------------------------------------------
VAN ECK WORLDWIDE HARD ASSETS FUND
  Accumulation Unit Value at beginning of period       $ 8.016     $ 8.992     $ 8.108     $ 6.731     $ 9.775   $ 9.992
---------------------------------------------------------------------------------------------------------------------------
  Accumulation Unit Value at end of period             $ 7.754     $ 8.016     $ 8.992     $ 8.108     $ 6.731   $ 9.775
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  Number of Accumulation Units outstanding at end of
   period (in thousands)                                    --           3           3           1          --        --
---------------------------------------------------------------------------------------------------------------------------

(a) Inception date October 31, 2002.

(b) Inception date May 31, 2002.

36                                           FIRST FORTIS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

FURTHER INFORMATION ABOUT FIRST FORTIS
LIFE INSURANCE COMPANY

BUSINESS

First Fortis is a New York corporation founded in 1971. It is qualified to sell life, health and annuity insurance in New York. First Fortis is a wholly-owned subsidiary of Fortis, Inc., which is itself indirectly owned 50% by Fortis N.V. and 50% by Fortis SA/ NV. Fortis, Inc. manages the United States operations for these two companies. The Company was acquired by the current owners on March 24, 1989, to enable the Fortis group of companies the ability to distribute their products to the New York State marketplace.

Fortis N.V. is a diversified financial services company headquartered in Utrecht, The Netherlands, where its insurance operations began in 1847. Fortis SA/NV is a diversified financial services company headquartered in Brussels, Belgium, where its insurance operations began in 1824. Fortis N.V. and Fortis (SA/ NV) have merged their operating companies under the trade name of Fortis. The Fortis group of companies is active in insurance, banking and financial services, and real estate development in The Netherlands, Belgium, the United States, Western Europe, and the Pacific Rim.

We offer and sell insurance products, including life insurance policies, annuity contracts, and group life, accident and health insurance policies. We market our products to small business and individuals through a network of independent agents, brokers, and financial institutions.

Effective April 1, 2001, First Fortis contracted the administrative servicing obligations for its registered variable and market value adjusted insurance contracts to Hartford Life Insurance Company ("Hartford Life"), a subsidiary of The Hartford Financial Services Group. Although First Fortis remains responsible for all contract terms and conditions, Hartford Life is responsible for servicing the contracts, including the payment of benefits, oversight of investment management (i.e., the available investment portfolio) and overall contract administration. This was part of a larger transaction whereby Hartford Life reinsured all of the individual life insurance and annuity business of First Fortis.

The Company seeks to compete primarily on the basis of customer service, product design, and, in the case of variable products the investment results achieved. Many other insurance companies compete with the Company in each of its markets, including on the basis of price. Many of these companies, which include some of the largest and best known insurance companies, have considerably greater resources than the Company.

The Company is subject to regulation and supervision by the insurance departments of the states in which it is licensed to do business. This regulation covers a variety of areas, including benefit reserve requirements, adequacy of insurance company capital and surplus, various operational standards, and accounting and financial reporting procedures. The Company's operations and accounts are subject to periodic examination by insurance regulatory authorities.

Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed up to prescribed limits for insurance contract losses, if covered, incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Federal measures that may adversely affect the insurance business include health care reform, employee benefit regulation, controls on medicare costs and medical entitlement programs, tax law changes affecting the taxation of insurance companies or of insurance products, changes in the relative desirability of various personal investment vehicles, and removal of impediments on the entry of banking institutions into the business of insurance.

Pursuant to state insurance laws and regulations, the Company is obligated to carry on its books, as liabilities, reserves to meet its obligations under outstanding insurance contracts. These reserves are based on assumptions about, among other things, future claims experience and investment returns. Neither the reserve requirements nor the other aspects of state insurance regulation provide absolute protection to holders of insurance contracts, if the Company were to incur claims or expenses at rates significantly higher than expected or significant unexpected losses on its investments.

PROPERTIES

The Company leases its home office building, consisting of 15,684 square feet, in Syracuse, New York. It also leases space consisting of 9,471 square feet for the maintenance of a sales office located in New York City and space consisting of 2,539 square feet for a sales office in Rochester, NY. The Company expects that this office space will be adequate for the foreseeable future.

LEGAL PROCEEDINGS

The Company is a defendant in various lawsuits, none of which, in the opinion of the Company counsel, will result in a material liability.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

A meeting was held on May 3, 2002 in which the current directors of the Company were elected.

FIRST FORTIS LIFE INSURANCE COMPANY                                           37
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SELECTED FINANCIAL DATA

The following is a summary of certain financial data of First Fortis. This summary has been derived in part from the financial statements of First Fortis included elsewhere in this prospectus. You should read the following along with these financial statements.

                                                                YEAR ENDED DECEMBER 31,
(IN THOUSANDS)                                        2002      2001      2000      1999      1998
----------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
Premiums                                            $ 74,215  $ 62,266  $ 64,753  $ 60,213  $ 54,764
Net investment income                                 11,171    10,006     9,330     8,564     8,187
Realized investment gains (losses)                    (2,599)   (1,722)   (1,883)     (123)    1,436
Other income                                           2,610     2,715     1,032       638       889
                                                    --------  --------  --------  --------  --------
Total revenues                                      $ 85,397  $ 73,265  $ 73,232  $ 69,292  $ 65,276
                                                    ========  ========  ========  ========  ========
Benefits and expenses                               $ 73,108  $ 61,200  $ 66,469  $ 66,194  $ 61,477
Income tax expense (benefit)                           4,197     4,241     2,416     1,032     1,347
Net income (loss)                                      8,092     7,824     4,347     2,066     2,452
BALANCE SHEET DATA
Total assets                                        $352,538  $371,249  $265,997  $248,252  $217,502
Total liabilities                                    281,465   311,949   222,619   212,316   177,476
Total shareholder's equity                            71,073    59,300    43,378    35,936    40,026
----------------------------------------------------------------------------------------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

2002 COMPARED TO 2001

On November 30, 2001, First Fortis Life Insurance Company ("FFLIC") acquired 100% of the issued and outstanding common stock of Bankers American Life Assurance Company ("BALAC") from American Bankers Insurance Group, Inc. ("ABIG") for a total purchase price of $32 million. FFLIC paid the purchase price in cash using internally generated working capital.

Also on November 30, 2001, and immediately following the stock purchase described above, BALAC merged with and into FFLIC, with FFLIC as the surviving corporation (the "Merger").

Both ABIG and FFLIC are wholly owned subsidiaries of Fortis, Inc., a Nevada corporation that serves as a holding company for insurance and related business in the U.S. FFLIC is, and BALAC was immediately prior to the Merger, a New York life insurance company engaged in life and other lines of insurance business in the State of New York. Fortis, Inc. determined that it was advisable to combine the assets and operations of FFLIC and BALAC, so that it would have only one New York-domiciled life insurance company. BALAC's assets, liabilities and obligations, which have been transferred to FFLIC by operation of law as a result of the Merger, consist primarily of outstanding insurance policies written in the State of New York, and the related reserve assets, liabilities and obligations.

On December 31, 2001, the Company purchased (the "Purchase") the Dental Benefits Division of Protective Life Corporation ("Protective"). The Purchase includes group dental, group life and group disability insurance products ("Insurance Products"). The Company will reinsure these Insurance Products on a 100% coinsurance basis and perform administration of such Insurance Products. The Company paid $2.3 million for the business and recorded $1.6 million of goodwill in the transaction.

As a result of the BALAC merger, the Company's financial statement for 2001 included BALAC's income statement from November 30, 2001 thru December 31, 2001. The 2001 income statement does not include Protective as the purchase date was December 31, 2001. For 2002, the Company's income statement includes a full year's activity of BALAC and Protective causing variances between years.

REVENUES

The Company's life insurance premium increased from December 31, 2001 to December 31, 2002 principally due to additional premium levels associated with the merger. Life premiums are composed of group life and credit life business representing 73% and 27%, respectively of premium for the year ended December 31, 2002; and 88% and 12% respectively of premium for the year ended December 31, 2001. Accident and health premiums increased during 2002 as compared to 2001 primarily due to the merger as well as a 10% increase in dental premium. Offsetting this is a decrease in disability premium due to slower sales and decreases in persistency.

On April 1, 2001 the Company entered into a coinsurance agreement with Hartford Financial Services Group ("Hartford") whereby the Company ceded the Investment Product block of business to the Hartford. This business is reflected on the Income statement as interest sensitive and investment product policy charges of $0 and $0.4 million at December 31, 2002 and December 31, 2001, respectively.

The Company continues to match investment portfolio composition to liquidity needs and capital requirements. Changes in interest rates during 2002 and 2001 resulted in recognition of realized gains and losses upon sales of securities. The Company realized losses of $1,077 and $541 in 2002 and 2001, respectively.

38                                           FIRST FORTIS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

BENEFITS

The total Company ratio of benefits to premium decreased in 2002 to 64% from 68% in 2001 primarily due to lower benefit to premium ratios on the merged credit business. Group life benefit to premium ratios decreased to 58% at December 31, 2002 from 63% at December 31, 2001 due to the Company's review of reserve estimates at 12/31/2002. The loss ratio increased from 72% in 2001 to 93% in 2002 as a result of increased incidence and decreased terminations.

EXPENSES

The Company continues to monitor its commission rate structures, and, as indicated by market conditions, periodically adjusts rates paid. Rates paid vary by product type, group size and duration.

The Company's general and administrative expense to premium ratio increased to 22% in 2002 from 19% in 2001. Shifts in the mix of business are the primary reason for this increase as different products require varying levels of administrative costs. The Company continues to strive for improvements in the expense to gross revenue ratio while maintaining quality and timely services to the policyholders.

MARKET RISK AND RISK MANAGEMENT

Interest rate risk is the Company's primary market risk exposure. Substantial and sustained increases and decreases in market interest rates can affect the profitability of insurance products and market value of investments. The yield realized on new investments generally increases or decreases in direct relationship with interest rate changes. The market value of the Company's fixed maturity and mortgage loan portfolios generally increases when interest rates decrease and decreases when interest rates increase.

Interest rate risk is monitored and controlled through asset/ liability management. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. A major component of the Company's asset/liability management program is structuring the investment portfolio with cash flow characteristics consistent with the cash flow characteristics of the Company's insurance liabilities.

The Company uses computer models to perform simulations of the cash flow generated from existing insurance policies under various interest rate scenarios. Information from these models is used in the determination of interest crediting strategies and investment strategies. The asset/liability management discipline includes strategies to minimize exposure to loss as market interest rates change. On the basis of these analyses, management believes there is no material solvency risk to the Company with respect to interest rate movements up or down of 100 basis points from year end levels.

Equity market risk exposure is not significant. Equity investments in the general account are not material enough to threaten solvency and contract owners bear the investment risk related to the variable products. Therefore, the risks associated with the investments supporting the variable separate accounts are assumed by contract owners, not by the Company. The Company provides certain minimum death benefits that depend on the performance of the variable separate accounts. Currently these death benefit risks are reinsured which then protects the Company from adverse mortality experience and prolonged capital market decline.

LIQUIDITY AND CAPITAL RESOURCES

The liquidity requirements of the Company have been met by funds provided from operations, including investment income. Funds are principally used to provide for policy benefits, operating expenses, commissions and investment purchases. The Company expects its operating activities to continue to generate sufficient funds.

The National Association of Insurance Commissioners has implemented risk-based capital standards to determine the capital requirements of a life insurance company based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to a company's actual total adjusted capital. Based upon current calculation using these risk-based capital standards, the Company's percentage of total adjusted capital is in excess of ratios which would require regulatory attention.

The Company has no long or short term debt. As of December 31, 2002, 98.4% of the Company's fixed maturity investments consisted of investment grade bonds. The Company does not expect this percentage to change significantly in the future.

CRITICAL ACCOUNTING POLICIES AND RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Company makes estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of December 31, 2002 and the reported amounts of revenues and expenses for the year ended December 31, 2002.

The most critical estimates include those used in determining deferred policy acquisition costs, impairment losses on investment and federal income taxes.

DEFERRED POLICY ACQUISITION COSTS

The costs of acquiring new business, which vary with and are directly related to the production of new business, are deferred to the extent recoverable and amortized. For traditional and pre-need life insurance and long-term care products (included as accident and health products), such costs are amortized over the premium paying period. For interest sensitive and investment products, such costs are amortized in relation to expected future gross profits. Estimation of future gross profits requires significant management judgment and is reviewed periodically. As excess amounts of deferred costs over future premiums or gross profits are identified, such excess amounts are expensed.

FIRST FORTIS LIFE INSURANCE COMPANY                                           39
--------------------------------------------------------------------------------

See note 2 to the financial statements for a discussion of the Company's accounting policies, including recently issued accounting pronouncements.

IMPAIRMENT LOSSES ON INVESTMENTS

The Company regularly reviews its fixed maturities and equity securities portfolio to evaluate the necessity of recording impairment loss for other-than-temporary declines in the fair value of investments. A number of criteria are considered during this process including, but not limited to, violations of financial covenants, public securities trading at a substantial discount to par as a result of credit concerns, securities with a market value less than carrying value for an extended period of time and other subjective factors relating to the issuer. Other than temporary impairments are recorded at the end of each quarter based on the fair value of the security at the reporting date.

FEDERAL INCOME TAXES

Income taxes have been provided using the liability method. Deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting and the tax bases and are measured using the currently enacted tax rates.

REGULATION

The Company is subject to the laws and regulations established by the New York State Insurance Department governing insurance business conducted in New York State. Periodic audits are conducted by the New York Insurance Department related to the Company's compliance with these laws and regulations. To date, there have been no adverse findings regarding the Company's operations.

2001 COMPARED TO 2000

On April 1, 2001, Fortis, Inc. completed the sale (the "Sale") of its Fortis Financial Group division (the "Division") to Hartford Life Insurance Company ("The Hartford"). The Division includes, among other blocks of business, certain individual life insurance policies and annuity contracts (collectively, the "Insurance Contracts") written by First Fortis Life Insurance Company (the "Company").

To effect the Sale as it relates to the Company, The Hartford reinsured the Insurance Contracts on a 100% coinsurance basis (or a 100% modified coinsurance basis for some of the block) and agreed to administer the Insurance Contracts going forward. The Company received in connection with the Sale aggregate cash consideration of approximately $15 million from The Hartford. The reinsurance transaction resulted in a gain of $10 million which was deferred and will be amortized into income at the rate that earnings from the business sold would have been expected to emerge.

On November 30, 2001, First Fortis Life Insurance Company ("FFLIC") acquired 100% of the issued and outstanding common stock of Bankers American Life Assurance Company ("BALAC") from American Bankers Insurance Group, Inc. ("ABIG") for a total purchase price of $32 million. FFLIC paid the purchase price in cash using internally generated working capital.

Also on November 30, 2001, and immediately following the stock purchase described above, BALAC merged with and into FFLIC, with FFLIC as the surviving corporation (the "Merger"). No consideration was exchanged in the Merger.

Both ABIG and FFLIC are wholly owned subsidiaries of Fortis, Inc., a Nevada corporation that serves as a holding company for insurance and related business in the U.S. FFLIC is, and BALAC was immediately prior to the Merger, a New York life insurance company engaged in life and other lines of insurance business in the State of New York. Fortis, Inc. determined that it was advisable to combine the assets and operations of FFLIC and BALAC, so that it would have only one New York-domiciled life insurance company. BALAC's assets, liabilities and obligations, which have been transferred to FFLIC by operation of law as a result of the Merger, consist primarily of outstanding insurance policies written in the State of New York, and the related reserve assets, liabilities and obligations.

On December 31, 2001, the Company purchased (the "Purchase") the Dental Benefits Division of Protective Life Corporation ("Protective"). The Purchase includes group dental, group life and group disability insurance products ("Insurance Products"). The Company will reinsure these Insurance Products on a 100% coinsurance basis and perform administration of such Insurance Products. The Company paid $2.5 million for the business and recorded $1.6 million of goodwill in the transaction.

REVENUES

The Company's life insurance is principally group life business and the premium decreased from 2000 to 2001. This decrease is a result of lower persistency and sales coupled with additional ceding premium paid to ceding companies in 2001 for higher coverage levels. Accident and health premiums increased during 2001 as compared to 2000 due to strong group dental sales. Accident and health premiums are principally composed of group accident and health coverages. Dental, disability income, and medical premium represented 55%, 45%, and 0%, respectively, of total group accident and health premium in 2001 compared to 52%, 47%, and 1%, respectively, in 2000. The decrease in the group medical premium as a percent of the total group accident and health premium is due to the run-out of a block of business that discontinued sales in 1996.

The Company continues to match investment portfolio composition to liquidity needs and capital requirements. Changes in interest rates during 2001 and 2000 resulted in recognition of realized gains and losses upon sales of securities.

BENEFITS

The ratio of life benefits to premium decreased in 2001 to 62% from 74% in 2000 primarily due to additional reinsurance coverage purchased in 2001. The accident and health benefits as a percent of premium decreased to 71% in 2001 from 73% in 2000. This decrease is due to a decline in the dental benefit to premium ratio as this line continues to see improved experience. The disability income line maintained a 72% benefit to premium ratio from 2000 to 2001.

40                                           FIRST FORTIS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

EXPENSES

The Company continues to monitor its commission rate structures, and, as indicated by market conditions, periodically adjusts rates paid. Rates paid vary by product type, group size and duration.

The Company's general and administrative expense to premium ratio decreased from 20% in 2000 to 19% in 2001. The Company continues to strive for improvements in the expense to gross revenue ratio while maintaining quality and timely services to the policyholders.

MARKET RISK AND RISK MANAGEMENT

Interest rate risk is the Company's primary market risk exposure. Substantial and sustained increases and decreases in market interest rates can affect the profitability of insurance products and market value of investments. The yield realized on new investments generally increases or decreases in direct relationship with interest rate changes. The market value of the Company's fixed maturity and mortgage loan portfolios generally increases when interest rates decrease, and decreases when interest rates increase.

Interest rate risk is monitored and controlled through asset/ liability management. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. A major component of the Company's asset/liability management program is structuring the investment portfolio with cash flow characteristics consistent with the cash flow characteristics of the Company's insurance liabilities.

The Company uses computer models to perform simulations of the cash flow generated from existing insurance policies under various interest rate scenarios. Information from these models is used in the determination of interest crediting strategies and investment strategies. The asset/liability management discipline includes strategies to minimize exposure to loss as market interest rates change. On the basis of these analyses, management believes there is no material solvency risk to the Company with respect to interest rate movements up or down of 100 basis points from year end levels.

Equity market risk exposure is not significant. Equity investments in the general account are not material enough to threaten solvency and contract owners bear the investment risk related to the variable products. Therefore, the risks associated with the investments supporting the variable separate accounts are assumed by contract owners, not by the Company. The Company provides certain minimum death benefits that depend on the performance of the variable separate accounts. Currently these death benefit risks are reinsured which then protects the Company from adverse mortality experience and prolonged capital market decline.

REGULATION

The Company is subject to the laws and regulations established by the New York State Insurance Department governing insurance business conducted in New York State. Periodic audits are conducted by the New York Insurance Department related to the Company's compliance with these laws and regulations. To date, there have been no adverse findings regarding the Company's operations.

FIRST FORTIS LIFE INSURANCE COMPANY                                           41
--------------------------------------------------------------------------------

TABLE OF CONTENTS TO STATEMENT OF ADDITIONAL INFORMATION


----------------------------------------------------------------------
GENERAL INFORMATION
----------------------------------------------------------------------
    Safekeeping of Assets
----------------------------------------------------------------------
    Independent Accountants
----------------------------------------------------------------------
    Non-Participating
----------------------------------------------------------------------
    Misstatement of Age or Sex
----------------------------------------------------------------------
    Principal Underwriter
----------------------------------------------------------------------
PERFORMANCE RELATED INFORMATION
----------------------------------------------------------------------
    Total Return for all Sub-Accounts
----------------------------------------------------------------------
    Yield for Sub-Accounts
----------------------------------------------------------------------
    Money Market Sub-Accounts
----------------------------------------------------------------------
    Additional Materials
----------------------------------------------------------------------
    Performance Comparisons
----------------------------------------------------------------------
PERFORMANCE TABLES
----------------------------------------------------------------------
FINANCIAL STATEMENTS
----------------------------------------------------------------------

42                                           FIRST FORTIS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

APPENDIX I -- SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS

We will determine the Market Value Adjustment by multiplying the General Account value that is withdrawn or transferred from the existing Guarantee Period (after deduction of any applicable surrender charge) by the following factor:

               [(1 + I)/(1 + J + .0025)] TO THE POWER OF n/12 - 1

where,

- I is the guaranteed interest rate we credit to the general account value that is withdrawn or transferred from the existing Guarantee Period.

- J is the guaranteed interest rate we are then offering for new Guarantee Periods with durations equal to the number of years remaining in the existing Guarantee Period (rounded up to the next higher number of years).

- N is the number of months remaining in the existing Guarantee Period (rounded up to the next higher number of months).

However, if we stop offering a guaranteed interest rate for a Guarantee Period, we determine I and J with a different method. In these cases, we determine I and J by using the "bond equivalent yield" on applicable U.S. Treasury Bills or U.S. Treasury Notes. We determine this yield on either the 1st or the 15th of the applicable month. Therefore, if we stop offering a guaranteed interest rate for a Guarantee Period, I and J will be as follows:

- I is the bond equivalent yield that was available on applicable U.S. Treasury Bills or U.S. Treasury Notes at the beginning of the existing Guarantee Period. The applicable U.S. Treasury Bills or U.S. Treasury Notes will be those that have maturities equal in length to that of the existing Guarantee Period.

- J is the bond equivalent yield on applicable U.S. Treasury Bills or U.S. Treasury Notes that is available at the time we calculate the Market Value Adjustment. The applicable U.S. Treasury Bills or U.S. Treasury Notes will be those that have maturities equal in length to the length of time remaining in the existing Guarantee Period.

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

Amount withdrawn or transferred                           $10,000
Existing Guarantee Period                                 7 Years
Time of withdrawal or transfer                            Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)                              8%*
Guaranteed Interest Rate for new 5-year guarantee (J)     7%*
Remaining Guarantee Period (N)                            60 months

Market Value Adjustment:                               =      $10,000 X [[(1 + .08)/(1 + .07 + .0025)] TO THE
                                                              POWER OF 60/12 - 1]
                                                       =      $354.57

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$10,354.57

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred                           $10,000
Existing Guarantee Period                                 7 Years
Time of withdrawal or transfer                            Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)                              8%*
Guaranteed Interest Rate for new 5-year guarantee (J)     9%*
Remaining Guarantee Period (N)                            60 months

Market Value Adjustment:                               =      $10,000 X [[(1 + .08)/(1 + .09 + .0025)] TO THE
                                                              POWER OF 60/12 - 1]
                                                       =      -$559.14

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$9,440.86

FIRST FORTIS LIFE INSURANCE COMPANY                                           43
--------------------------------------------------------------------------------

SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred                           $10,000
Existing Guarantee Period                                 7 Years
Time of withdrawal or transfer                            Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)                              8%*
Guaranteed Interest Rate for new 5-year guarantee (J)     7.75%*
Remaining Guarantee Period (N)                            60 months

Market Value Adjustment:                               =      $10,000 X [[(1 + .08)/(1 + .0775 + .0025)] TO THE
                                                              POWER OF 60/12 - 1]
                                                       =      0

Amount transferred or withdrawn (adjusted for Market Value Adjustment): $10,000

*   Assumed for illustrative purposes only.

44                                           FIRST FORTIS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

APPENDIX II -- INVESTMENTS BY FORTIS

Fortis' legal obligations with respect to the Guarantee Periods are supported by our general account assets. These general account assets also support our obligations under other insurance and annuity contracts. Investments purchased with amounts allocated to the Guarantee Periods are the property of Fortis, and you have no legal rights in such investments. Subject to applicable law, we have sole discretion over the investment of assets in our general account. Neither our general account nor the Guarantee Periods are subject to registration under the Investment Company Act of 1940.

We will invest amounts in our general account in compliance with applicable state insurance laws and regulations concerning the nature and quality of investments for the general account. Within specified limits and subject to certain standards and limitations, these laws generally permit investment in:

- federal, state and municipal obligations,

- preferred and common stocks,

- corporate bonds,

- real estate mortgages and mortgage backed securities,

- real estate, and

- certain other investments, including various derivative investments.

See the Financial Statements for information on our investments.

When we establish guaranteed interest rates, we will consider the available return on the instruments in which we invest amounts allocated to the general account. However, this return is only one of many factors we consider when we establish the guaranteed interest rates. See "Guarantee Periods".

Generally, we expect to invest amounts allocated to the Guarantee Periods in debt instruments. We expect that these debt instruments will approximately match our liabilities with regard to the Guarantee Periods. We also expect that these debt instruments will primarily include:

(1) securities issued by the United States Government or its agencies or instrumentalities. These securities may or may not be guaranteed by the United States Government;

(2) debt securities that, at the time of purchase, have an investment grade within the four highest grades assigned by Moody's Investors Services, Inc. ("Moody's"), Standard & Poor's Corporation ("Standard & Poor's"), or any other nationally recognized rating service. Moody's four highest grades are:
    Aaa, Aa, A, and Baa. Standard & Poor's four highest grades are: AAA, AA, A, and BBB;

(3) other debt instruments including, but not limited to, issues of, or guaranteed by, banks or bank holding companies and corporations. Although not rated by Moody's or Standard & Poor's, we deem these obligations to have an investment quality comparable to securities that may be purchased as stated above;

(4) other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate.

Except as required by applicable state insurance laws and regulations, we are not obligated to invest amounts allocated to the general account according to any particular strategy.

The Contracts are reinsured by Hartford Life Insurance Company. As part of this reinsurance arrangement, the assets supporting the General Account under the Contracts are held by Fortis; however, these assets are managed by Hartford Investment Management Company ("HIMCO"), an affiliate of Hartford Life and Annuity Insurance Company. HIMCO generally invests those assets as described above for the Contract General Account related investments of Fortis.

To obtain a Statement of Additional Information, please complete the form below and mail to:

    First Fortis Life Insurance Company
    Attn: Investment Product Services
    P.O. Box 5085
    Hartford, Connecticut 06102-5085

Please send a Statement of Additional Information for First Fortis Masters variable annuity to me at the following address:

----------------------------------------------------
                                      Name

------------------------------------------------------------------
                                    Address

------------------------------------------------------------------
                            City/State      Zip Code

                       REPORT OF INDEPENDENT ACCOUNTANTS
                  --------------------------------------------

To the Board of Directors and Shareholder of First Fortis Life Insurance Company

In our opinion, the accompanying balance sheets and the related statements of income, of changes in shareholder's equity and of cash flows present fairly, in all material respects, the financial position of First Fortis Life Insurance Company (the Company), an indirect, wholly owned subsidiary of Fortis (SA/NV) and Fortis N.V. at December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
February 13, 2003

                      FIRST FORTIS LIFE INSURANCE COMPANY
                                 BALANCE SHEETS

                                                         DECEMBER 31,
 ------------------------------------------------------------------------

                                                          2002       2001
 ------------------------------------------------------------------------
                                                        (in thousands,
                                                            except
                                                          share data)
 ASSETS
   Investments:
   Fixed maturities, at fair value (amortized cost
    2002 -- $166,221; 2001 -- $158,417)               $175,616   $161,583
   Preferred stock, at fair value (cost 2002 --
    $3,054; 2001 -- $2,630)                              3,100      2,640
   Policy loans                                             24          6
   Short-term investments                                3,394      6,601
   Real estate and other investment                        348        474
 ------------------------------------------------------------------------
                                                       182,482    171,304
   Cash and cash equivalents                             2,041      2,873
   Receivables:
   Uncollected premiums, less allowance (2002 and
    2001 -- $100)                                        1,627      3,830
   Reinsurance recoverable on unpaid and paid
    losses                                             109,942    107,443
   Other                                                 1,457      3,274
 ------------------------------------------------------------------------
                                                       113,026    114,547
   Accrued investment income                             2,333      2,488
   Deferred policy acquisition costs                     1,570      3,760
   Property and equipment at cost, less accumulated
    depreciation (2002 -- $1,751;
    2001 -- $1,729)                                          4         60
   Due from affiliates                                   1,511      1,974
   Deferred federal income taxes                         4,170      5,953
   Goodwill, less accumulated amortization (2002
    and 2001 -- $506)                                    1,971      1,949
   Assets held in separate accounts                     43,430     66,341
 ------------------------------------------------------------------------
                                       TOTAL ASSETS   $352,538   $371,249
 ------------------------------------------------------------------------
 POLICY RESERVES AND LIABILITIES AND SHAREHOLDER'S
  EQUITY
   Policy reserves and liabilities:
   Future policy benefit reserves:
   Life insurance                                     $ 55,084   $ 65,123
   Interest sensitive and investment products            6,699      5,010
   Accident and health                                  92,598     81,578
 ------------------------------------------------------------------------
                                                       154,381    151,711
   Unearned revenues                                    24,906     27,048
   Other policy claims and benefits payable             31,424     31,877
   Income taxes payable                                  2,478      6,537
   Other liabilities                                    24,846     28,435
   Liabilities related to separate accounts             43,430     66,341
 ------------------------------------------------------------------------
              TOTAL POLICY RESERVES AND LIABILITIES    281,465    311,949
 ------------------------------------------------------------------------
 SHAREHOLDER'S EQUITY:
   Common stock, $20 par value: authorized, issued
    and outstanding shares -- 100,000                    2,000      2,000
   Additional paid in capital                           43,006     43,006
   Retained earnings                                    20,139     12,047
   Accumulated other comprehensive income                5,928      2,247
 ------------------------------------------------------------------------
                         TOTAL SHAREHOLDER'S EQUITY     71,073     59,300
 ------------------------------------------------------------------------
             TOTAL POLICY RESERVES, LIABILITIES AND
                               SHAREHOLDER'S EQUITY   $352,538   $371,249
 ------------------------------------------------------------------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                      FIRST FORTIS LIFE INSURANCE COMPANY
                              STATEMENTS OF INCOME

                                                        YEARS ENDED DECEMBER 31
 --------------------------------------------------------------------------------

                                                         2002      2001      2000
 --------------------------------------------------------------------------------
                                                            (in thousands)
 REVENUES:
   Insurance operations:
   Life insurance premiums                            $25,388   $21,213   $24,399
   Interest sensitive and investment product policy
    charges                                                --       377     1,197
   Accident and health insurance premiums              48,827    40,676    39,157
 --------------------------------------------------------------------------------
                                                       74,215    62,266    64,753
   Net investment income                               11,171    10,006     9,330
   Net realized losses on investments                  (2,599)   (1,722)   (1,883)
   Other income                                         2,610     2,715     1,032
 --------------------------------------------------------------------------------
                                     TOTAL REVENUES    85,397    73,265    73,232
 --------------------------------------------------------------------------------
 BENEFITS AND EXPENSES:
   Benefits to policyholders:
   Life insurance                                      13,520    13,085    18,031
   Interest sensitive investment products                   7       482       440
   Accident and health claims                          33,573    28,902    28,657
 --------------------------------------------------------------------------------
                                                       47,100    42,469    47,128
   Amortization of deferred policy acquisition
    costs                                               2,319       534       360
   Insurance commissions                                7,891     6,391     5,773
   General and administrative expenses                 15,798    11,806    13,208
 --------------------------------------------------------------------------------
                        TOTAL BENEFITS AND EXPENSES    73,108    61,200    66,469
 --------------------------------------------------------------------------------
   Income before federal income taxes                  12,289    12,065     6,763
   Federal income taxes                                 4,197     4,241     2,416
 --------------------------------------------------------------------------------
                                         NET INCOME   $ 8,092   $ 7,824   $ 4,347
 --------------------------------------------------------------------------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                      FIRST FORTIS LIFE INSURANCE COMPANY
                 STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

                                                                                Retained      Accumulated
                                                                 Additional     Earnings         Other
                                                        Common    Paid In     (Accumulated   Comprehensive
                                               Total    Stock     Capital       Deficit)     (Loss) Income
----------------------------------------------------------------------------------------------------------
                                                                     (in thousands)
Balance, December 31, 1999                    $35,936   $2,000    $37,440       $  (124)        $(3,380)
Comprehensive income:
  Net income                                    4,347      --          --         4,347              --
  Change in unrealized gains on investments,
   net                                          3,095      --          --            --           3,095
                                              -------
Comprehensive income                            7,442
----------------------------------------------------------------------------------------------------------
                  BALANCE, DECEMBER 31, 2000   43,378   2,000      37,440         4,223            (285)
----------------------------------------------------------------------------------------------------------
  BALAC equity as of 11/30/01                   5,566      --       5,566            --              --
Comprehensive income:
  Net income                                    7,824      --          --         7,824              --
  Change in unrealized gains on investments,
   net                                          2,532      --          --            --           2,532
                                              -------
Comprehensive income                           10,356
----------------------------------------------------------------------------------------------------------
                  BALANCE, DECEMBER 31, 2001   59,300   2,000      43,006        12,047           2,247
----------------------------------------------------------------------------------------------------------
Comprehensive income:
Net income                                      8,092      --          --         8,092              --
  Change in unrealized gains on investments,
   net                                          3,681      --          --            --           3,681
                                              -------
Comprehensive income                           11,773
----------------------------------------------------------------------------------------------------------
                  BALANCE, DECEMBER 31, 2002  $71,073   $2,000    $43,006       $20,139         $ 5,928
----------------------------------------------------------------------------------------------------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                      FIRST FORTIS LIFE INSURANCE COMPANY
                            STATEMENTS OF CASH FLOWS

                                                                   YEARS ENDED DECEMBER 31
                                                              ---------------------------------
                                                                2002        2001        2000
-----------------------------------------------------------------------------------------------
                                                                       (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                  $   8,092   $   7,824   $   4,347
  Adjustments to reconcile net income to net cash provided
   by operating activities:
  Depreciation, amortization and accretion                          (80)        998         156
  Net realized losses on investments                              2,599       1,722       1,883
  Amortization of gain on reinsured business                     (2,242)     (1,984)       (406)
  Policy acquisition costs deferred                                (129)       (190)       (950)
  Amortization of deferred policy acquisition costs               2,319         534         360
  Decrease (increase) in uncollected premiums, accrued
   investment income and other                                    4,733          40        (212)
  Increase in reinsurance recoverable                            (2,499)    (15,412)     (5,127)
  Loss on disposal of property and equipment                         --        (177)         --
  Provision for deferred taxes                                     (351)     (5,462)     (1,415)
  Increase in future policy benefit reserves, unearned
   revenues and other policy claims and benefits                     75       2,382       7,679
  (Decrease) increase in other liabilities                       (1,348)      4,176      (3,128)
  (Decrease) increase in income taxes payable                    (3,907)      5,000        (178)
-----------------------------------------------------------------------------------------------
         NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES      7,262        (549)      3,009
-----------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of fixed maturity investments                      (113,196)    (51,827)   (172,388)
  Sales and repayments of fixed maturity investments            102,008      74,042     166,630
  Purchases of other investments                               (115,347)   (108,374)    (28,120)
  Sales of other investments                                    118,536     112,400      24,470
  Cash used for BALAC                                                --     (32,875)         --
  Cash pursuant to reinsurance agreement                            (95)      6,766       2,397
-----------------------------------------------------------------------------------------------
         NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES     (8,094)        132      (7,011)
-----------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Activities related to investment products:
  Considerations received                                            --       1,864       5,640
  Surrenders and death benefits                                      --        (317)     (4,855)
  Interest credited to policyholders                                 --          84         314
-----------------------------------------------------------------------------------------------
                   NET CASH PROVIDED BY FINANCING ACTIVITIES         --       1,631       1,099
-----------------------------------------------------------------------------------------------
(Decrease) increase in cash and cash equivalents                   (832)      1,214      (2,903)
Cash and cash equivalents at beginning of year                    2,873       1,659       4,562
-----------------------------------------------------------------------------------------------
                    CASH AND CASH EQUIVALENTS AT END OF YEAR  $   2,041   $   2,873   $   1,659
-----------------------------------------------------------------------------------------------
Supplemental schedule of non-cash investing activities:
  Assets and liabilities transferred in reinsurance
   transactions (Note 7):
  Non-cash assets (ceded) received:
  Other assets                                                $     (63)  $    (182)  $      (7)
  Deferred acquisition costs                                         --      (3,957)       (816)
  Separate accounts                                                  --         143          --
-----------------------------------------------------------------------------------------------
                      TOTAL VALUE OF ASSETS (CEDED) RECEIVED  $     (63)  $  (3,996)  $    (823)
-----------------------------------------------------------------------------------------------
  Non-cash liabilities ceded (assumed):
  Future policy benefit reserves                              $      --   $   6,957   $     404
  Unearned premium reserves                                          --          --         505
  Other liabilities                                                 (32)         25           9
-----------------------------------------------------------------------------------------------
                           TOTAL LIABILITIES CEDED (ASSUMED)  $     (32)  $   6,982   $     918
-----------------------------------------------------------------------------------------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

FIRST FORTIS LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS
(IN THOUSANDS)

 -----------------------------------------------------------------------------

1. NATURE OF OPERATIONS

NATURE OF OPERATIONS

First Fortis Life Insurance Company (the Company) is a wholly-owned subsidiary of Fortis, Inc. (Fortis), which itself is a wholly-owned subsidiary of Fortis (SA/NV) and Fortis N.V. The Company was organized to enable the Fortis group of companies to distribute their products to the New York State marketplace. The Company's revenues are derived primarily from group employee benefits and credit products.

Effective March 1, 2000, the Company ceded long-term care insurance business to John Hancock Life Insurance Company on a 100% co-insurance basis. (See Note 7 "Reinsurance" for more information on this reinsurance transaction.)

Effective April 1, 2001, the Company ceded, among other blocks of business, certain individual life insurance policies and annuity contracts to Hartford Life Insurance Company on a 100% co-insurance basis. (See Note 7 "Reinsurance" for more information on this reinsurance transaction.)

Effective as of November 30, 2001, the Company completed a statutory merger in which Bankers American Life Assurance Company, a New York insurance company (BALAC), merged into FFLIC (the Merger). The Merger was completed as part of an internal reorganization being effected by Fortis, Inc. with respect to certain of its life and health insurance companies.

On December 31, 2001, the Company purchased (the Purchase) the Dental Benefits Division of Protective Life Corporation (Protective). The Purchase includes group dental, group life and group disability insurance products (Insurance Products). The Company reinsured these Insurance Products on a 100% co-insurance basis and performs administration of such Insurance Products. The Company paid $2,350 for the business and recorded goodwill of $1,647 in the transaction.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

In July 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146 (SFAS 146), Accounting for Costs Associated with or Disposal Activities, which is effective for exit or disposal activities that are initiated after December 31, 2002. The Company currently is not engaging in any exit or disposal activities, and does not believe the impact of this new pronouncement will be material.

In June 2001, the Financial Accounting Standards Board issued statement of Financial Accounting Standards (SFAS) 141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets. SFAS 141 addresses financial accounting and reporting for business combinations and requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method. The Company applied the provisions of SFAS 141 for all business combinations subsequent to June 30, 2001. The Company had no identifiable intangible assets for 2002.

SFAS 142 eliminates the amortization of goodwill and certain intangible assets that are deemed to have indefinite lives and requires such assets to be tested for impairment and to be written down to fair value, if necessary. In accordance with SFAS 142, the Company no longer amortizes goodwill but rather tests this intangible for impairment at least on an annual basis. During 2002, the goodwill as of December 31, 2001 was assessed for impairment. As a result of testing, no write-down was made.

The Company's goodwill arises predominantly from the purchase of the Dental Benefits Division of Protective Life Corporation. See Reinsurance note number seven.

Derivatives Implementation Group (DIG) Issue B36, Bifurcation of Embedded Credit Derivatives, will require companies to review their modified coinsurance agreements for embedded credit derivatives. The Company is reviewing this issue at the current time and does not believe it to have a material effect on its financial statements going forward.

INVESTMENTS

The Company's investment strategy is developed based on many factors including insurance liability matching, rate of return, maturity, credit risk, tax considerations and regulatory requirements.

All fixed maturity investments and all marketable equity securities are classified as available-for-sale and carried at fair value. Changes in fair values of available-for-sale securities, after related deferred income taxes and after adjustment for the changes in pattern of amortization of deferred policy acquisition costs are reported directly in shareholder's equity as accumulated other comprehensive income and, accordingly, have no effect on net income. The unrealized appreciation or depreciation is net of deferred policy acquisition cost amortization and taxes that would have been required as a charge or credit to income had such unrealized amounts been realized.

Policy loans are reported at the aggregate of the unpaid loan balances which do not exceed the cash surrender values of the related policies. Short-term investments are carried at cost which approximates fair value.

Realized gains and losses on sales of investments, and declines in value judged to be other-than-temporary, are recognized on the specific identification basis. Investment income is recorded as earned.

DEFERRED POLICY ACQUISITION COSTS

The costs of acquiring new business, which vary with and are directly related to the production of new business, are deferred to the extent recoverable and amortized. For credit life, disability and accident and health insurance products, such costs are amortized over the premium paying period.

For interest sensitive and investment products, such costs are amortized in relation to expected future gross profits. Estimation of future gross profits requires significant management judgment and is reviewed periodically. As excess amounts of deferred costs over future premiums or gross profits are identified, such excess amounts are expensed.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost less accumulated depreciation. The Company provides for depreciation principally on the straight-line method over the estimated useful lives of the related property. Depreciation expense was $56, $51 and $46 at December 31, 2002, 2001 and 2000, respectively.

GOODWILL

On December 31, 2001, the Company entered into an agreement with Protective Life Corporation which provided for the assumption of its Dental Benefits Division. The blocks of business purchased included group dental, group life and group disability insurance products. At that time, the Company recorded $1,625 of goodwill on this transaction. In 2002, the company completed its final allocation of purchase price and recorded $22 in additional goodwill. As of 2002, the Company has $1,647 of goodwill for this business.

Goodwill in the amount of $600 for 2001 represents the excess of the purchase price paid over net assets acquired in connection with the purchase of the New York shell of Metropolitan Life. The block of business purchased included ordinary life, other accident and health, and annuities.

GUARANTY FUND ASSESSMENTS

There are a number of insurance companies that are currently under regulatory supervision. This may result in future assessments to the Company by state guaranty fund associations to cover losses to policyholders of insolvent or rehabilitated companies. These assessments can be partially recovered through a reduction in future premium taxes in some states. The Company believes it has adequately provided for the impact of future assessments relating to current insolvencies.

SEPARATE ACCOUNTS

Revenues and expenses related to the separate account assets and liabilities are excluded from the amounts reported in the accompanying statements of operations. Assets and liabilities associated with separate accounts relate to deposit and annuity considerations for which the contract owner, rather than the Company, bears the investment risk. Separate account assets are reported at fair value and represent funds held for the exclusive benefit of the variable annuity contract owners. The Company received mortality and expense risk fees from the separate accounts.

The Company makes contractual mortality assurances to the variable annuity contract owners that the net assets of the separate accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and beneficiaries from the mortality assumptions implicit in the annuity contracts. The Company makes periodic fund transfers to, or withdrawals from, the separate account assets for such actuarial adjustments for variable annuities that are in the benefit payment period. The Company also guarantees that the rates at which administrative fees are deducted from contract funds will not exceed contractual maximums.

For variable life insurance, the Company guarantees that the rates at which insurance charges and administrative fees are deducted from contract funds will not exceed contractual maximums. The Company also guarantees that the death benefit will continue payable at the initial level regardless of investment performance so long as minimum premium payments are made.

REVENUE RECOGNITION AND FUTURE POLICY BENEFIT RESERVES

Premiums for traditional life insurance are recognized as revenue when due over the premium-paying period. Reserves for future policy benefits are computed using the net level method and include investment yield, mortality, withdrawal, and other assumptions based on the Company's experience, modified as necessary to reflect anticipated trends and to include provisions for possible unfavorable deviations.

Revenues for investment products consist of charges assessed against policy account balances during the period for the cost of insurance, policy administration, and surrender charges. Future policy benefit reserves are computed under the retrospective deposit method and consist of policy account balances before applicable surrender charges. Policy benefits charged to expense during the period include amounts paid in excess of policy account balances and interest credited to policy account balances. Interest credit rates for investment products ranged from 3% to 10% in 2002, 3.00% to 10.75% in 2001 and 4.00% to 12.00% in 2000.

Premiums for accident and health insurance products, including medical, long and short-term disability and dental insurance products, are recognized as revenues ratably over the contract period in proportion to the risk insured.

Reserves for future disability benefits are based on the 1987 Commissioners Group Disability Table. The valuation interest rate is the Single Premium Immediate Annuity Valuation rate less 100 basis points. Claims in the first five years are modified based on the Company's actual experience.

Premiums for credit insurance included in life insurance premiums and accident and health insurance premiums are recognized as revenues when due over the estimated coverage period.

CLAIMS AND BENEFITS PAYABLE

Other policy claims and benefits payable for reported and incurred but not reported claims and related claims adjustment expenses are determined using case-basis estimates and past experience. The methods of making such estimates and establishing the related liabilities are continually reviewed and updated. Any adjustments resulting therefrom are reflected in income currently.

INCOME TAXES

As of January 1, 2001, the Company reports its taxable income in a separately filed federal income tax return.

From May 1, 1997 through December 31, 2000, the Company reported its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of Fortis. Income tax expense or credits were allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a Tax Allocation Agreement.

Deferred income taxes reflect the net tax effects of temporary differences between the basis of assets and liabilities for financial statement purposes and for income tax purposes.

COMPREHENSIVE INCOME
Comprehensive income is comprised of net income and other comprehensive income which includes unrealized gains and losses adjusted for the impact of gains and losses realized during the current year on securities classified as available for sale, net of the effect on deferred policy acquisition costs, and taxes.

  CASH AND CASH EQUIVALENTS

The Company considers investments with a maturity at the date of their acquisition of three months or less to be cash equivalents. These securities are carried principally at amortized cost which approximates fair value

  RECLASSIFICATIONS

Certain amounts in the 2001 and 2000 financial statements have been reclassified to conform to the 2002 presentation.

3. INVESTMENTS

AVAILABLE-FOR-SALE SECURITIES

The following is a summary of the available-for-sale securities:

                                                                            At December 31, 2002
                                                        ------------------------------------------------------------
                                                                          Gross            Gross
                                                        Amortized       Unrealized       Unrealized
                                                          Cost            Gains            Losses         Fair Value
                                                        ------------------------------------------------------------
Governments                                             $ 11,750         $   686           $   --          $ 12,436
Public utilities                                          13,361             768              145            13,984
Industrial and miscellaneous                             141,110           8,696              610           149,196
                                                        ------------------------------------------------------------
Total Fixed Maturities                                   166,221          10,150              755           175,616
Equity Securities                                          3,054              64               18             3,100
                                                        ------------------------------------------------------------
                                            TOTAL       $169,275         $10,214           $  773          $178,716
                                                        ------------------------------------------------------------

                                                                            At December 31, 2001
                                                        ------------------------------------------------------------
                                                                          Gross            Gross
                                                        Amortized       Unrealized       Unrealized
                                                          Cost            Gains            Losses         Fair Value
                                                        ------------------------------------------------------------
Governments                                             $ 16,600         $   397           $  201          $ 16,796
Public utilities                                          11,710             336              302            11,744
Industrial and miscellaneous                             130,107           4,111            1,175           133,043
                                                        ------------------------------------------------------------
Total Fixed Maturities                                   158,417           4,844            1,678           161,583
Equity Securities                                          2,630              38               28             2,640
                                                        ------------------------------------------------------------
                                            TOTAL       $161,047         $ 4,882           $1,706          $164,223
                                                        ------------------------------------------------------------

The amortized cost and fair value of fixed maturity securities at December 31, 2002, by contractual maturity, are shown below:

                                                     Amortized
                                                       Cost            Fair Value
                                                     ----------------------------
Due in one year or less                              $  5,162           $  5,339
Due after one year through five years                  30,585             32,180
Due after five years through ten years                 50,482             53,280
Due after ten years                                    79,992             84,817
                                                     ----------------------------
                                              TOTAL  $166,221           $175,616
                                                     ----------------------------

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

INVESTMENTS ON DEPOSIT

The Company had fixed maturities carried at $979 and $963 at December 31, 2002 and 2001, respectively, on deposit with various governmental authorities as required by law.

NET INVESTMENT INCOME AND NET REALIZED GAINS (LOSSES) ON INVESTMENTS

Major categories of net investment income for each year were as follows:

                                                   2002          2001          2000
                                                  ----------------------------------
Net investment income:
  Fixed maturities                                $11,104       $ 8,908       $8,956
  Short-term investments                              348         1,269          494
                                                  ----------------------------------
                                                   11,452        10,177        9,450
Expenses                                             (281)         (171)        (120)
                                                  ----------------------------------
                      NET INVESTMENT INCOME       $11,171       $10,006       $9,330
                                                  ----------------------------------

All net realized gains (losses) on investments resulted from sales of fixed maturities and impairment on fixed maturities and equity securities.

Other than temporary impairments (OTTI) are included in realized gains and losses and consist of $1,077, $917, and $348 for fixed maturities and $1,522, $1,040, and $1,535 for equity securities in 2002, 2001, and 2000 respectively. OTTI write-downs are recorded at the end of each quarter based on the fair value of the security as of the reporting date.

Proceeds from sales of investments were $99,223, $229,713 and $165,630 in 2002, 2001 and 2000, respectively. In fixed maturities there were gross gains of $2,887, $1,513 and $448 and gross losses of $5,486, $2,981 and $2,331 which were realized on the sales in 2002, 2001 and 2000, respectively.

NET UNREALIZED GAINS (LOSSES)

The adjusted net unrealized gains (losses) on investments recorded in accumulated other comprehensive income for the year ended December 31, were as follows:

                                                                                         Tax
                                                                     Before-Tax        Benefit        Net-of-Tax
                                                                       Amount         (Expense)         Amount
                                                                     -------------------------------------------
December 31, 2002:
  Unrealized gains (losses) on investments:
    Unrealized gains (losses) on available-for-sale
     investments                                                      $ 8,263          $(2,893)        $ 5,370
    Reclassification adjustment for gains (losses) realized
     in net income                                                     (2,599)             910          (1,689)
                                                                     -------------------------------------------
                                  OTHER COMPREHENSIVE INCOME          $ 5,664          $(1,983)        $ 3,681
                                                                     -------------------------------------------
December 31, 2001:
  Unrealized gains (losses) on investments:
    Unrealized gains (losses) on available-for-sale
     investments                                                      $ 5,611          $(1,959)        $ 3,652
    Reclassification adjustment for gains (losses) realized
     in net income                                                     (1,722)             602          (1,120)
                                                                     -------------------------------------------
                                  OTHER COMPREHENSIVE INCOME          $ 3,889          $(1,357)        $ 2,532
                                                                     -------------------------------------------
December 31, 2000:
  Unrealized gains (losses) on investments:
    Unrealized gains (losses) on available-for-sale
     investments                                                      $ 6,644          $(2,325)        $ 4,319
    Reclassification adjustment for gains (losses) realized
     in net income                                                     (1,883)             659          (1,224)
                                                                     -------------------------------------------
                                    OTHER COMPREHENSIVE LOSS          $ 4,761          $(1,666)        $ 3,095
                                                                     -------------------------------------------

4. LEASES

The Company leases office space under operating lease arrangements that have various renewal options and are subject to escalation clauses for real estate taxes and operating expenses. Rent expense was $652, $698 and $791 in 2002, 2001 and 2000, respectively. Future minimum payments required under operating lease arrangements that have initial or noncancelable terms in excess of one year or more are: 2003 -- $603, 2004 -- $604, 2005 -- $604, 2006 -- $521, and thereafter
$696.

5. ACCIDENT AND HEALTH RESERVES

Activity for the liability for unpaid accident and health claims is summarized as follows:

                                                                         Years Ended December 31
                                                                   -----------------------------------
                                                                      2002          2001          2000
                                                                   -----------------------------------
Balance as of January 1, net of reinsurance recoverables:          $72,531       $65,615       $63,788
  Add: Incurred losses related to:
    Current year                                                    33,761        35,983        28,676
    Prior years                                                       (188)       (6,950)         (928)
                                                                   -----------------------------------
                                       TOTAL INCURRED LOSSES        33,573        29,033        27,748
                                                                   -----------------------------------
  Deduct: Paid losses related to:
    Current year                                                    18,293        12,034        16,321
    Prior year                                                      18,612        10,083         9,600
                                                                   -----------------------------------
                                           TOTAL PAID LOSSES        36,905        22,117        25,921
                                                                   -----------------------------------
Balance as of December 31, net of reinsurance recoverables         $69,199       $72,531       $65,615
                                                                   -----------------------------------

The table above differs from the amounts reported on the balance sheet in the following respects: (1) the table above is presented net of ceded reinsurance and the accident and health reserves reported on the balance sheet are gross of ceded reinsurance; and (2) the table above includes accident and health benefits payable which are included with other policy claims and benefits payable reported on the balance sheet.

The 2002, 2001 and 2000 claims incurred related to prior years is principally additional payments and increases to the discounted accident and health reserves based on actual experience of claims liabilities through the current year.

The liability for unpaid accident and health claims includes $56,881 and $55,566 of total disability income reserves as of December 31, 2002 and 2001, respectively, which were discounted for anticipated interest earnings assuming a 6% interest rate.

6. FEDERAL INCOME TAXES

The significant components of the Company's deferred tax liabilities and assets as of December 31, 2002 and 2001 are as follows:

                                                               December 31
                                                          ---------------------
                                                            2002           2001
                                                          ---------------------
Deferred tax assets:
  Reserves                                                $   89         $   --
  Investments                                              1,151             --
  Accrued expenses                                           466          1,441
  Deferred gains on reinsurance                            3,487          4,373
  Unearned ceding fees                                       849          1,020
  Deferred policy acquisition costs                        1,238             --
  Other                                                       81          3,144
                                                          ---------------------
                               TOTAL DEFERRED TAX ASSETS   7,361          9,978
                                                          ---------------------
Deferred tax liabilities:
  Unrealized gains                                         3,191             --
  Deferred policy acquisition costs                           --            205
  Reserves                                                    --          1,168
  Investments                                                 --          1,045
  Other                                                       --          1,607
                                                          ---------------------
                    TOTAL GROSS DEFERRED TAX LIABILITIES   3,191          4,025
                                                          ---------------------
Net deferred tax asset                                    $4,170         $5,953
                                                          ---------------------

The Company is required to establish a valuation allowance for any portion of the deferred tax asset that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred tax assets, and therefore, no such valuation allowance has been established.

The Company's tax expense (benefit) for the year ended December 31 is shown as follows:

                                                2002            2001            2000
                                              --------------------------------------
Current                                       $4,548         $ 8,917         $ 3,831
Deferred                                        (351)         (4,676)         (1,415)
                                              --------------------------------------
                                              $4,197         $ 4,241         $ 2,416
                                              --------------------------------------

Federal income tax payments and refunds resulted in net payments of $8,455, $4,703 and $4,011 in 2002, 2001 and 2000, respectively.

The Company's effective income tax rate varied from the statutory federal income tax rate as follows:

                                                     2002         2001         2000
                                                     ------------------------------
Statutory income tax rate                            35.0%        35.0%        35.0%
Other, including provision for prior year
 adjustments                                         (0.8)        0.2           0.7
                                                     ------------------------------
                                                     34.2%        35.2%        35.7%
                                                     ------------------------------

At December 31, 2002, the Company has a capital loss carryforward of $3,119. All net operating loss and alternative minimum tax credit carryforwards have been fully utilized.

7. REINSURANCE

The Company has a reinsurance agreement with the Fortis Benefits Insurance Company (Fortis Benefits), an affiliate. The agreement decreased the Company's long-term disability reinsurance retention from a $10 net monthly benefit to a $2 net monthly benefit for claims. The Company has ceded $6,705, $6,622 and $6,884 of premium and $21,905, $17,480 and $14,366 of reserves in 2002, 2001 and
2000, respectively, to Fortis Benefits.

Future policy benefits and other policy claims and benefits payable are reported gross of reinsurance. The reinsured portion of future policy benefits and other policy claims and benefits payable are $109,942 and $107,443 in 2002 and 2001, respectively.

The maximum amounts that the Company retains on any one life are $500 for group life; $250 for group accidental death; $2 net monthly benefit for long-term disability; from 10% to 100% of possible benefits payable under credit life and credit disability insurance; and none of a closed block of individual life business. Amounts in excess of these limits are reinsured with various insurance companies on a yearly renewable term, coinsurance or other basis.

In the fourth quarter of 2001, the Company entered into a reinsurance agreement with Protective Life Corporation (Protective). The agreement, which became effective December 31, 2001, provided for the assumption of Protective's Dental Benefits Division on a 100% co-insurance basis. The Company assumed approximately $239 of reserves, paid cash of approximately $2,350, and recorded $1,647 of goodwill as of December 31, 2002.

Ceded reinsurance premiums for the year ended December 31 were as follows:

                                                                      2002            2001            2000
                                                                   ---------------------------------------
Life insurance                                                     $12,996         $40,746         $ 5,399
Accident and health insurance                                       35,253          41,747          15,713
                                                                   ---------------------------------------
                                                                   $48,249         $82,493         $21,112
                                                                   ---------------------------------------

Recoveries under reinsurance contracts for the year ended December 31 were as follows:

                                                                        2002            2001           2000
                                                                     --------------------------------------
Life insurance                                                       $13,682         $14,344         $1,791
Accident and health insurance                                         16,716          15,062          5,280
                                                                     --------------------------------------
                                                                     $30,398         $29,406         $7,071
                                                                     --------------------------------------

Reinsurance ceded would become a liability of the Company in the event the reinsurers are unable to meet the obligations assumed under the reinsurance agreement. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of the reinsurers.

In the first quarter of 2000, the Company entered into a reinsurance agreement with John Hancock Life Insurance Company (John Hancock) for the sale of the Long-Term Care (LTC) line of business. The sale of the LTC line of business was effective March 1, 2000. The Company recorded a gain on this transaction of $2,492. The gain has been deferred and is being amortized as the level of direct inforce LTC policies decreases over future years, not to exceed 30 years. The amount of gain amortized was $257, $338, and $406 in 2002, 2001, and 2000, respectively. The Company ceded $10,604, $8,013, and $3,330 of premiums in 2002, 2001, and 2000, respectively. The Company ceded $11,295 and $5,136 of reserves to John Hancock in 2002 and 2001, respectively.

In the second quarter of 2001, the Company entered into a reinsurance agreement with Hartford Life Insurance Company (Hartford) for the sale of its Fortis Financial Group division (the Division). The Division includes, among other blocks of business, certain individual life insurance policies and annuity contracts (collectively, the Insurance Contracts) written by the Company. Certain of the Insurance Contracts permit investment in, among other investment options, various series of the Fortis Series Fund.

To effect the Sale as it relates to the Company, The Hartford reinsured the Insurance Contracts on a 100% co-insurance basis (or 100% modified co-insurance basis for some of the block) and agreed to administer the Insurance Contracts going forward. The Company received, in connection with the Sale, aggregate cash consideration of approximately $15,000 from The Hartford. The reinsurance transaction resulted in a gain of $10,457 which was deferred and is being amortized into income at the rate that earnings from the business sold would have been expected to emerge. The amount of gain amortized was $1,985 and $ 1,646 in 2002 and 2001, respectively.

8. DIVIDEND RESTRICTIONS

Per section 4207 of New York Insurance Laws, dividends may be paid by domestic stock life insurance companies in the following manner: 100% of the net gain from operations excluding realized capital gains or 10% of policyholder's surplus, whichever is less.

9. REGULATORY ACCOUNTING REQUIREMENTS

The Company prepares its statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the Department of Insurance of the State of New York. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners
(NAIC), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from company to company within a state, and may change in the future. The Company does not employ any significant permitted practices.

In 1998, the NAIC adopted codified statutory accounting practices (Codification) effective January 1, 2001. Codification will likely change, to some extent, prescribed statutory accounting practices and may result in changes to the accounting practices that the Company uses to prepare its statutory-basis financial statements. Codification requires adoption by the various states before it becomes the prescribed statutory basis of accounting for insurance companies domesticated within those states.

The cumulative effect of changes from the Codification guidance was recorded as a direct adjustment to statutory surplus. The State of New York adopted SSAP No. 10, Income Taxes, for domiciled companies during the current year. As a result, the Company reported a change of accounting principle as an adjustment that increased statutory surplus $640.

Insurance enterprises are required by state insurance departments to adhere to minimum risk-based capital (RBC) requirements developed by the NAIC. The Company exceeds the minimum RBC requirements.

Reconciliations of net income and shareholder's equity on the basis of statutory accounting to the related amounts presented in the accompanying statements were as follows:

                                                                     Net Income               Shareholder's Equity
                                                           --------------------------------------------------------
                                                              2002        2001        2000       2002         2001
                                                           --------------------------------------------------------
Based on statutory accounting practices                    $ 8,770    $ 12,478    $ 10,163    $64,032     $ 55,786
Deferred policy acquisition costs                           (2,190)       (344)        590      1,570        3,760
Deferred and uncollected premiums                              156     (14,724)    (26,606)        11          100
Policy reserves                                                361       4,360      12,123      3,906        2,563
Investment valuation difference                                 --          --          --      9,163        3,185
Commissions                                                 (1,848)        308       6,112        (33)        (125)
Deferred taxes                                                  --          --          --     (1,735)          --
Deferred gain on LTC sale                                      257         338         406     (1,491)      (1,748)
Deferred gain on FFG sale                                    1,985       1,646          --     (8,472)     (10,457)
Unearned ceding fee                                             --          --          --     (2,427)      (2,914)
Amounts payable reinsurance ceded                               --          --          --        726          943
Funds held under reinsurance treaty unauthorized
 reinsurer                                                      --          --          --       (155)          89
Realized (losses) gains on investments                        (443)     (2,963)     (4,591)        --           --
Amortization of goodwill                                        --         (46)        (46)     1,971        1,949
Income taxes                                                   351       5,606       3,598      3,838        4,375
Pension                                                        153         249         (82)       (85)        (238)
Amortization of IMR                                            (45)       (142)       (306)        --           --
Reinsurance in unauthorized companies                           --          --          --         56           43
Interest maintenance reserve                                    --          --          --       (511)         637
Asset valuation reserve                                         --          --          --        583          540
Property and equipment                                          --          --          --         --           23
Agents balances                                                 --          --          --         93          694
Other                                                          585       1,058       2,986         33           95
                                                           --------------------------------------------------------
      BASED ON GENERALLY ACCEPTED ACCOUNTING PRINCIPLES    $ 8,092    $  7,824    $  4,347    $71,073     $ 59,300
                                                           --------------------------------------------------------

10. TRANSACTIONS WITH AFFILIATED COMPANIES

The Company received various services from Fortis, Inc. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information systems, actuarial and other administrative functions. The fees paid for these services for years ended December 31, 2002, 2001 and 2000 were $3,474, $1,761 and $2,736, respectively.

Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating on a separate company basis.

11. FAIR VALUE DISCLOSURES

VALUATION METHODS AND ASSUMPTIONS

The fair values for fixed maturity securities are based on quoted market prices, where available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments.

For short-term investments, the carrying amount is a reasonable estimate of fair value. The carrying amount of policy loans reported in the balance sheet approximates fair value. The fair values for the Company's policy reserves under the investment products are determined using cash surrender value.

The fair value of group annuities is primarily based upon termination value, which is calculated by applying contractual market value adjustments to the account balances. For those contracts not subject to market value adjustments at termination, book value represents fair value. The fair value of individual annuities is based primarily on surrender values. For those individual annuities that are not surrenderable, discounted future cash flows are used for calculating fair value.

Separate account assets and liabilities are reported at their estimated fair value in the balance sheet.

The fair values under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.

                                                          December 31, 2002               December 31, 2001
                                                       -------------------------------------------------------
                                                       Carrying         Fair           Carrying         Fair
                                                        Amount         Value            Amount         Value
                                                       -------------------------------------------------------
ASSETS:
  Investments:
    Securities available-for-sale:
      Fixed maturities                                 $175,616       $175,616         $161,583       $161,583
  Short-term investments                                  3,394          3,394            6,601          6,601
  Preferred Stock                                         3,100          3,100            2,640          2,640
  Cash                                                    2,041          2,041            5,598          5,598
  Policy loans                                               24             24                6              6
  Assets held in separate accounts                       43,430         43,430           66,341         66,341
LIABILITIES:
  Individual and group annuities
   (subject to discretionary withdrawal)                  6,662          6,440            4,706          4,260
  Liabilities related to separate accounts               43,430         43,430           66,341         66,341

12. RETIREMENT AND OTHER EMPLOYEE BENEFITS

The Company is a wholly-owned subsidiary of Fortis, Inc. which sponsors a defined benefit pension plan covering employees and certain agents who meet eligibility requirements as to age and length of service. The benefits are based on years of service and career compensation. As a matter of policy, pension costs are funded as they accrue and vested benefits are fully funded. Fortis' funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes, and to charge each subsidiary an allocable amount based on its employee census. Pension cost allocated to the Company amounted to $153, $249 and $82 for 2002, 2001 and 2000, respectively.

The Company has a contributory profit sharing plan, sponsored by Fortis, covering employees and certain agents who meet eligibility requirements as to age and length of service. Benefits are payable to participants on retirement or disability and to the beneficiaries of participants in the event of death. For employees hired on or before December 31, 2000, the first 3% of an employee's contribution is matched 200% by the Company. The second 2% is matched 50% by the Company. For employees hired after December 31, 2000, the first 3% of an employee's contribution is matched 100% by the Company. The second 2% is matched 50% by the Company. The amount expensed was approximately $70, $107 and $168 for 2002, 2001 and 2000, respectively.

In addition to retirement benefits, the Company participates in other health care and life insurance benefit plans (postretirement benefits) for retired employees, sponsored by Fortis. Health care benefits, either through a Fortis-sponsored retiree plan for retirees under age 65 or through a cost offset for individually purchased Medigap policies for retirees over age 65, are available to employees who retire on or after January 1, 1993, at age 55 or older, with 10 years or more service. Life insurance, on a retiree pay all basis, is available to those who retire on or after January 1, 1993. During 2002, 2001 and 2000 the Company incurred no expenses related to retirement benefits.

13. COMMITMENTS AND CONTINGENCIES

The Company is named as a defendant in a number of legal actions arising primarily from claims made under insurance policies. These actions have been considered in establishing policy benefit and loss reserves. Management and its legal counsel are of the opinion that the settlement of these actions will not have a material adverse effect on the Company's financial position or results of operations.

14. DEFERRED POLICY ACQUISITION COSTS

The change in deferred policy acquisition costs by product were as follows:

                                                                Interest Sensitive
                                            Traditional           and Investment            Accident
                                               Life                  Products              and Health          Total
                                            -------------------------------------------------------------------------
Balance, December 31, 1999                    $   85                 $ 3,510                $   758           $ 4,353
Acquisition costs deferred                         1                     753                    196               950
Acquisition costs amortized                       (9)                   (331)                   (20)             (360)
LTC sale                                          --                      --                   (816)             (816)
                                            -------------------------------------------------------------------------
Balance, December 31, 2000                        77                   3,932                    118             4,127
BALAC merger                                   1,286                      --                  2,647             3,933
Acquisition costs deferred                        25                     161                      4               190
Acquisition costs amortized                     (262)                   (137)                  (135)             (534)
FFG sale                                          --                  (3,956)                    --            (3,956)
                                            -------------------------------------------------------------------------
Balance, December 31, 2001                     1,126                      --                  2,634             3,760
Acquisition costs deferred                       107                      --                     22               129
Acquisition costs amortized                     (367)                     --                 (1,952)           (2,319)
                                            -------------------------------------------------------------------------
                BALANCE, DECEMBER 31, 2002    $  866                 $    --                $   704           $ 1,570
                                            -------------------------------------------------------------------------

Included in total policy acquisition costs amortized in 2001 is $3,956 of acquisition costs resulting from the reinsurance cession agreement on certain individual life insurance policies and annuity contracts with Hartford Life Insurance Company, which became effective April 1, 2001. See Note 7 "Reinsurance" for more information on the reinsurance transaction.

Included in total policy acquisition costs amortized in 2000 is $816 of acquisition costs resulting from the long-term care reinsurance cession agreement with John Hancock Life Insurance Company, which became effective March 1, 2000. See Note 7 "Reinsurance" for more information on the reinsurance transaction.